UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––––––––––––––––––––––––––––––––

SCHEDULE 14A INFORMATION

___________________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JASPER THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JASPER THERAPEUTICS, INC.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Thursday, June 6, 2024

Dear Stockholders of Jasper Therapeutics, Inc.:

We cordially invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Jasper Therapeutics, Inc., a Delaware corporation (the “Company” or “Jasper”), which will be held virtually on Thursday, June 6, 2024 at 10:00 a.m. Pacific Time via live audio webcast on the Internet at https://www.cstproxy.com/JasperTherapeutics/2024, for the following purposes, as more fully described in the accompanying proxy statement:

1.      To elect two Class III directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.      To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

3.      To approve our 2024 Equity Incentive Plan;

4.      To approve our 2024 Employee Stock Purchase Plan; and

5.      To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In order to provide expanded access to our stockholders, our board of directors has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to vote and submit your questions during the meeting at https://www.cstproxy.com/JasperTherapeutics/2024. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of this year’s annual meeting to ensure that our stockholders of record who attend the annual meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Annual Meeting either by Internet or by proxy card to help make this meeting format as efficient as possible.

Our board of directors has fixed the close of business on April 11, 2024 as the record date for the Annual Meeting. Only stockholders of record on April 11, 2024 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April 25, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2024 Annual Meeting of Stockholders (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”). The Proxy Statement and the Annual Report can be accessed directly at the following Internet address: https://www.cstproxy.com/JasperTherapeutics/2024. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

If you have any questions or need assistance voting your shares, please contact:

Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
Attention: Corporate Secretary
(650) 549-1400
IR@jaspertherapeutics.com

We appreciate your continued support of Jasper.

By order of the Board of Directors,
/s/ Ronald Martell
Ronald Martell
President, Chief Executive Officer and Director
Redwood City, CA
April 22, 2024

i

JASPER THERAPEUTICS, INC.

PROXY STATEMENT
FOR
2024 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement (this “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (our “Board”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Jasper Therapeutics, Inc., a Delaware corporation (the “Company” or “Jasper”), and any postponements, adjournments or continuations thereof, or the Annual Meeting. The Annual Meeting will be held virtually on Thursday, June 6, 2024, at 10:00 a.m. Pacific Time via live audio webcast. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) is first being mailed on or about April 25, 2024 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 25, 2024 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please e-mail proxy@continentalstock.com (include Jasper Therapeutics, Inc. and your control number in the subject line), log on to https://www.cstproxy.com/JasperTherapeutics/2024 or call 1-888-266-6791. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

What matters am I voting on?

You will be voting on:

•        the election of two Class III directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

•        the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

•        the approval of our 2024 Equity Incentive Plan;

•        the approval of our 2024 Employee Stock Purchase Plan; and

•        any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our Board recommends a vote:

•        “FOR” the election of Ronald Martell and Christian W. Nolet as Class III directors;

•        “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

•        “FOR” the approval of our 2024 Equity Incentive Plan; and

•        “FOR” the approval of our 2024 Employee Stock Purchase Plan.

What if another matter is properly brought before the meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 11, 2024, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 15,085,553 shares of our common stock outstanding, all of which are shares of voting common stock. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.

Registered Stockholders.    If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy through the Internet. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders.    If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s procedures for obtaining a legal proxy to vote your shares of our common stock live at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•        Proposal No. 1:    The election of directors requires a plurality of the vote of the shares of our common stock present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, only “For” votes will affect the outcome, and any shares abstained from voting “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•        Proposal No. 2:    The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of the majority of the shares of our common stock present in person or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.

Stockholder abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•        Proposal No. 3:    The approval of our 2024 Equity Incentive Plan requires the affirmative vote of the majority of the shares of our common stock present in person or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Stockholder abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•        Proposal No. 4:    The approval of our 2024 Employee Stock Purchase Plan requires the affirmative vote of the majority of the shares of our common stock present in person or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Stockholder abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What are the effects of abstentions, withheld votes and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customer’s shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting (i.e., Proposal Nos. 2, 3 and 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions and withheld votes will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our second amended and restated bylaws (our “Bylaws”) and Delaware law. The presence, in person, by remote communication, if applicable, or by proxy, duly authorized, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. On the Record Date, there were 15,085,553 shares outstanding and entitled to vote. Thus, the holders of at least 7,542,777 shares must be present in person or by remote communication, if applicable, or represented by proxy at the meeting to have a quorum. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

•        by Internet at https://www.cstproxy.com/JasperTherapeutics/2024, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Wednesday, June 5, 2024 (have your Notice or proxy card in hand when you visit the website);

•        by completing and mailing your proxy card (if you received printed proxy materials); or

•        by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at https://www.cstproxy.com/JasperTherapeutics/2024.

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee, as applicable, on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form or on the Internet. However, the availability of Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you must obtain a legal proxy from your broker, bank or other nominee in order to vote your shares in person in the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes, if you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•        entering a new vote by Internet;

•        completing and returning a later-dated proxy card;

•        notifying our Corporate Secretary, in writing, at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065; or

•        attending and voting electronically at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to us unless:

•        required by law;

•        you expressly request disclosure on your proxy; or

•        there is a proxy contest.

Why won’t there be an in-person meeting this year?

In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of this year’s annual meeting to ensure that our stockholders of record who attend the annual meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to vote and submit your questions during the meeting at https://www.cstproxy.com/JasperTherapeutics/2024.

What do I need to do to attend the Annual Meeting online?

We will be hosting our Annual Meeting via live audio webcast only. If you are a stockholder as of the Record Date and wish to virtually attend the Annual Meeting, you will need the 12-digit control number, which is located on the Notice or on your proxy card (if you receive a printed copy of the proxy materials). Instructions on how to participate in the Annual Meeting are also posted online at https://www.cstproxy.com/JasperTherapeutics/2024. The webcast will start at 10:00 a.m., Pacific Time on June 6, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online.

Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Ronald Martell and Herb Cross have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker will not have discretion to vote on Proposal No. 1, which is a “non-routine” matter, or any other proposals that are considered “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Jasper Therapeutics, Inc.
Attention: Investor Relations
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
IR@JasperTherapeutics.com
(650) 549-1400

We encourage stockholders to contact us by telephone or e-mail instead of physical mail to help ensure timely receipt of any request for proxy materials.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than the close of business on March 8, 2025 nor earlier than the close of business on February 6, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Jasper Therapeutics, Inc.
Attention: Corporate Secretary
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our notice of such annual meeting (with respect to business other than director nominations), (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) properly brought before such meeting by a stockholder of record at the time of such stockholder’s timely delivery of written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws, who is entitled to vote at such annual meeting. To be timely for the 2025 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•        not earlier than the close of business on February 6, 2025; and

•        not later than the close of business on March 8, 2025.

In the event that we hold the 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of such annual meeting was mailed or public announcement of the date of such annual meeting is first made, whichever occurs first.

In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than April 7, 2025, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or after June 6, 2024, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2025 Annual Meeting of Stockholders. Any nomination that does not comply with the requirements set forth in the Certificate of Incorporation and Bylaws will not be considered for presentation at the Annual Meeting. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2025 Annual Meeting of Stockholders.

If a stockholder who has notified us of the stockholder’s intention to present a proposal at an annual meeting of stockholders does not appear to present the stockholder’s proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Corporate Secretary at the address of our principal executive office set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance — Stockholder Recommendations and Nominations to the Board of Directors.”

Our Bylaws also permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our Bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

How is your reverse stock split effected in January 2024 reflected in this Proxy Statement?

On January 3, 2024, we effected a 1-for-10 reverse split of our common stock. All share and per share amounts for all periods presented in this proxy statement have been adjusted retroactively, where applicable, to reflect this reverse stock split.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board. Our Board consists of eight directors, all of whom, other than Judith Shizuru, M.D., Ph.D. and Ronald Martell, qualify as “independent” under the listing standards of the Nasdaq Capital Market (“Nasdaq”), including Nasdaq Listing Rule 5605(a)(2). Our Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 22, 2024, and certain other information for each of the members of our Board with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Christian Nolet(2)(3)	III	67	Director*	2021	2024	2027
Ronald Martell	III	62	President, Chief Executive Officer and Director	2022	2024	2027
Continuing Directors
Anna French, D.Phil.(1)(2)(3)(4)	II	36	Director*	2019	2026
Judith Shizuru, M.D., Ph.D.(4)	II	68	Director	2018	2026
Tom Wiggans	II	72	Chairperson of the Board*	2023	2026
Kurt von Emster(1)(2)(3)(4)	I	56	Director*	2019	2025
Scott Brun, M.D.(2)(4)	I	56	Director*	2023	2025
Vishal Kapoor(1)(3)	I	48	Director*	2023	2025

____________

(1)      Member of the Nominating and Corporate Governance Committee

(2)      Member of the Compensation Committee

(3)      Member of the Audit Committee

(4)      Member of the Research and Development Committee

*        Independent Director

Nominees for Director

Ronald A. Martell.    Mr. Martell has served as our President, Chief Executive Officer and a member of our Board since March 2022. Mr. Martell has more than 30 years’ experience building and managing unique businesses in the biotech industry. Mr. Martell has served as a Director of MorphImmune, Inc. since April 2021, and served as the Chief Executive Officer and President from April 2021 to March 2022. Prior to joining MorphImmune, Inc., Mr. Martell served as the President and CEO of Nuvelution Pharma, Inc. from November 2019 to March 2021. He was also the Co-Founder and Executive Chairman of Indapta Therapeutics, Inc. from April 2017 to March 2022. Mr. Martell was the Co-Founder and Executive Chairman of Orca Bio from January 2016 to June 2019 and the Co-Founder and CEO of Achieve Life Sciences, Inc. from March 2015 to December 2017, where he led the merger of the company with OncoGenex Pharmaceuticals, Inc. in August 2017. He served on the board of directors of Plus Therapeutics, Inc. (previously Cytori Therapeutics, Inc.) (Nasdaq: PSTV) from December 2016 until December 2019. He served as Chief Executive Officer of Sevion Therapeutics, Inc. from June 2014 to January 2015 and Executive Chairman of KaloBios Pharmaceuticals, Inc. from February 2015 to October 2015. Prior to Sevion, Mr. Martell was President and CEO of NeurogesX, Inc. from January 2012 to July 2013 and sold the company’s assets to Acorda Therapeutics, Inc. Prior to NeurogesX, he was Chief Executive Officer of Poniard Pharmaceuticals, Inc. from February 2010 to March 2013. Before joining Poniard, he served in the capacity of the Office of the CEO and as Senior Vice President of Commercial Operations at ImClone Systems. Mr. Martell built ImClone Systems’ Commercial Operations and field sales force to market and commercialize Erbitux® with partners Bristol-Myers Squibb and Merck KGaA. Prior to joining ImClone Systems, Mr. Martell worked for 10 years at Genentech, Inc. in a variety of positions, the last of which was Group Manager, Oncology Products. At Genentech, he was responsible for the launch of Herceptin® for metastatic HER-2 positive breast cancer and Rituxan® for non-Hodgkin’s lymphoma. Mr. Martell began his career at

Roche Pharmaceuticals. We believe that Mr. Martell is qualified to serve as a member of our Board because of his depth of experience in oncology and cell therapy development and commercialization, as well as deep relationships across the industry.

Christian W. Nolet.    Mr. Nolet has served as a member of our Board since September 2021. Mr. Nolet has more than 43 years of experience in various leadership roles in the audit services profession and in the life sciences industry. Mr. Nolet was an audit partner at Ernst & Young LLP (“EY”), a professional services firm, from November 2001 to June 2019. While at EY, Mr. Nolet led the West EY Life Sciences Industry Group. He served on both the Executive Committee and Finance Committee (Chair) of the California Life Sciences industry association from 2000 through February 2024. Mr. Nolet was also a member of the Finance & Investment Committee and Emerging Companies Section of BIO (the Biotechnology Innovation Organization). Prior to EY, Mr. Nolet was a partner at PricewaterhouseCoopers LLP from 1991 to 2001. Mr. Nolet holds a B.S. in Accounting from San Diego State University and is a retired Certified Public Accountant in California. Mr. Nolet has served on the boards of directors of Revance Therapeutics, Inc. (Nasdaq: RVNC) since July 2019 and ArriVent Biopharma, Inc. (Nasdaq: AVBP) since September 2023 and was previously on the board of directors of PolarityTE, Inc. (Nasdaq: PTE) from April 2020 to January 2023. He previously served on the board of directors of Ambrx Biopharma Inc. (Nasdaq: AMAM) from January 2021 to November 2021. Mr. Nolet also served on the board of directors of Viela Bio, Inc. from August 2019 until it was acquired in March 2021. We believe that Mr. Nolet is qualified to serve as a member of our Board because of his experience with multiple life sciences companies ranging from growing venture-capital backed start-ups to Fortune 100 companies, and his financial expertise as a former audit partner and retired California Certified Public Accountant.

Continuing Directors

Judith Shizuru, M.D., Ph.D.    Dr. Shizuru has served as a member of our Board since September 2021. Dr. Shizuru is our scientific co-founder and served as a member of the board of directors of our company prior to the merger with Amplitude Healthcare Acquisition Corporation (the “Pre-Merger Board”) from March 2018 to September 2021 and as Chair of its Scientific Advisory Board from December 2019 to September 2021. Dr. Shizuru is a Professor of Medicine (Blood and Marrow Transplantation) and Pediatrics (Stem Cell Transplantation) at Stanford. Dr. Shizuru is a member of the Stanford Blood and Marrow Transplantation (BMT) faculty, the Stanford Immunology Program, and the Institute for Stem Cell Biology and Regenerative Medicine. Dr. Shizuru received a Bachelor’s degree from Bennington College and an M.D. and Ph.D. from the Stanford University School of Medicine. She trained as a resident in adult internal medicine at the University of California, San Francisco, and in the sub-specialty of hematology at Stanford. Dr. Shizuru has been attending on the Stanford Blood and Marrow Transplantation clinical service since 1997, and she oversees a research laboratory. Her laboratory is focused on understanding the cellular and molecular basis of resistance to engraftment of transplanted allogeneic hematopoietic cells, and the way in which bone marrow grafts modify immune responses including the induction of immune tolerance. Dr. Shizuru’s laboratory has developed the translational science of anti-CD117 antibodies, and was the first to advance an anti-human CD117 antibody as a transplant conditioning agent from the laboratory to the clinic. Dr. Shizuru has over 140 publications in the fields of immunology and hematopoietic cell transplantation. We believe that Dr. Shizuru is qualified to serve as a member of our Board because of her expertise in immunology and transplant conditioning agents, as well as her knowledge of our technology and product candidates, having co-founded our company in 2018.

Anna French, D.Phil.    Dr. French has served as a member of our Board since September 2021. Dr. French served on the Pre-Merger Board from November 2019 to September 2021. Dr. French is a Partner at Qiming Venture Partners USA, having joined the firm in July 2017, where she invests in biotech and digital health companies, focusing on advanced therapeutics including cell and gene therapy. Dr. French has served on the boards of directors of Umoja Biopharma, Inc. since August 2020, WindMIL Therapeutics, Inc. since June 2018 and Auron Therapeutics, Inc. since December 2020. Previously, Dr. French was a Management Consultant at the Boston Consulting Group (BCG) from November 2014 to June 2017, where she advised leading biopharma companies on their strategy and operations. Dr. French also led a global industry/academic consortium focused on cell therapy commercialization. Dr. French earned a D.Phil. from the University of Oxford, UK, where her research focused on the hematopoietic differentiation of human induced pluripotent stem cells. Dr. French has over 20 publications in the field of stem cell research. We believe that Dr. French is qualified to serve as a member of our Board because of her stem cell expertise, as well as her experience investing in companies focused on advanced therapeutics.

Tom Wiggans.    Mr. Wiggans has served as a member of our Board and as its Chairperson since November 2023. He most recently served as the Chief Executive Officer and chair of the board of directors of Pardes Biosciences, Inc. (Nasdaq: PRDS) from March 2022 until its merger with MediPacific, Inc. in August 2023. Mr. Wiggans founded Dermira, Inc. (Nasdaq: DERM) in August 2010, and served as its Chief Executive Officer and a member of its board of directors from August 2010 and as the chairman of its board of directors from April 2014 until Dermira’s acquisition by Eli Lilly and Company in 2020. From October 2007, Mr. Wiggans served as chairman of the board of directors of Peplin and in August 2008, he became its Chief Executive Officer, serving in these positions until Peplin’s acquisition by LEO Pharma Inc. in November 2009. Previously, Mr. Wiggans served as chief executive officer of Connetics USA from 1994, and as chairman of the board of directors of Connetics from January 2006 until December 2006 when Connetics was acquired by Stiefel Laboratories, Inc. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics Inc., a biotechnology company. From 1980 to 1992, Mr. Wiggans served at Ares-Serono S.A. in various management positions including as President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly and Company. He currently serves on the board of directors of Annexon, Inc. (Nasdaq: ANNX), a position he has held since February 2017. Mr. Wiggans has previously served on the boards of various industry organizations, educational institutions and private and public companies, including service on the boards of directors of Cymabay Therapeutics Inc. (Nasdaq: CBAY) from April 2021 until its acquisition by Gilead Sciences, Inc. in March 2024, Onyx Pharmaceuticals Inc. from March 2005 until its acquisition by Amgen Inc. in October 2013, Sangamo Biosciences, Inc. from June 2008 until June 2012, Somaxon Pharmaceuticals, Inc. from June 2008 until May 2012, Forma Therapeutics Holdings, Inc. from September 2020 until its acquisition by Novo Nordisk A/S in October 2022, and as chairman of the board of directors of Excaliard Pharmaceuticals, Inc. from October 2010 until its acquisition by Pfizer Inc. in December 2011. Mr. Wiggans was instrumental in the formation of the Biotechnology Industry Organization and served as a member of its board of directors for many years. He is currently a member of the Board of Trustees of the University of Kansas Endowment Association. Mr. Wiggans holds a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. We believe that Mr. Wiggans is qualified to serve as a member of our Board because of his leadership and business and product development expertise, as well as his extensive experience in the pharmaceutical and therapeutics industry at both the executive and board level.

Kurt von Emster.    Mr. von Emster has served as a member of our Board since September 2021. Mr. von Emster served on the Pre-Merger Board from November 2019 to September 2021. Mr. von Emster has been a Partner at Abingworth LLP, a venture capital firm, since January 2015 and as Managing Partner since July 2015. Prior to joining Abingworth, Mr. von Emster was a co-founder and Partner of venBio LLC, a venture capital firm, from May 2009 until January 2015. In 2001, Mr. von Emster became a General Partner at MPM Capital, a leading biotechnology private equity firm, and launched the MPM BioEquities Fund, a crossover public and private biotechnology hedge fund. He was the portfolio manager of this fund from inception in 2001 until his departure in 2009. Mr. von Emster’s investment career started in 1989 at Franklin Templeton Investments where he founded and managed several health and biotechnology funds in the 1990s. Mr. von Emster has served on the boards of directors of Tizona Therapeutics, Inc. since November 2020, Orbus Therapeutics, Inc. since July 2020, Launch Therapeutics since August 2021 and SFJ Pharmaceuticals Inc. since April 2020. He previously served as a director of CymaBay Therapeutics, Inc. (Nasdaq: CBAY) from April 2009 until its acquisition by Gilead Sciences, Inc. in March 2024, CRISPR Therapeutics AG from March 2015 to June 2019, Vera Therapeutics, Inc. (Nasdaq: VERA) from November 2020 to May 2022, Vaxacyte, Inc. (Nasdaq: PCVX) from June 2019 to June 2022 and Trishula Therapeutics, Inc. from December 2020 to November 2021. Mr. von Emster holds a B.S. in Business and Economics from the University of California, Santa Barbara and is a Chartered Financial Analyst (CFA). We believe that Mr. von Emster is qualified to serve as a member of our Board because of his extensive financial and investment experience, as well as his experience serving on the board of directors of other therapeutic and pharmaceutical companies.

Scott Brun, M.D.    Dr. Brun has served as a member of our Board since June 2023. Dr. Brun is currently President at Gold Mast Consulting, LLC, an advisory firm he founded in 2019 to provide technical advice and strategic guidance related to biopharmaceutical research and development, pipeline portfolio management, commercialization of new therapeutics and strategic communications related to R&D activities. Dr. Brun serves as a Venture Partner at Abingworth LLP and a Senior Medical Advisor to Launch Therapeutics. Prior to his current roles, Dr. Brun had two decades of experience in various leadership roles at AbbVie, Inc., including 15 years at the predecessor company, Abbott Laboratories. The majority of his career has been focused on leading teams and clinical development organizations across a broad variety of therapeutic areas including autoimmune, neurologic, and renal among others. He was most recently Corporate Vice President of Scientific Affairs and Head of AbbVie Ventures, a corporate venture fund responsible for investment opportunities within AbbVie’s R&D therapeutic areas as well as technology platforms of interest from March 2016 to March 2019. Previously, Dr. Brun served as Corporate Vice President and Head of Pharmaceutical Development at AbbVie from November 2013 to March 2016. During his tenure at AbbVie, Dr. Brun oversaw a global organization with responsibilities for AbbVie’s entire portfolio of early and late-stage clinical pre-registration pipeline compounds as well as marketed compounds within oncology, neurology, immunology, renal, infectious disease, and women’s and men’s health therapeutic areas. Prior to joining AbbVie, Dr. Brun spent over 15 years at Abbott Laboratories, where he held positions of increasing leadership responsibility in drug development within the R&D organization. Dr. Brun is a member of the boards of directors of Axial Biotherapeutics, Inc. and Trishula Therapeutics, Inc., both private, clinical-stage biopharmaceutical companies, Forte Biosciences, Inc. (Nasdaq: FBRX), a preclinical-stage company focused on autoimmune diseases, and Cabaletta Bio, Inc. (Nasdaq: CABA), a clinical-stage biotechnology company focused on the discovery and development of engineered T cell therapies for autoimmune diseases. Previously, Dr. Brun served as a Senior Advisor to the business development team at Horizon Therapeutics plc (Nasdaq: HZNP) from 2020 to 2023. Dr. Brun received his B.S. in Biochemistry from the University of Illinois at Urbana-Champaign and earned his M.D. from the Johns Hopkins University School of Medicine. He completed his residency in ophthalmology at the Massachusetts Eye and Ear Infirmary, Harvard Medical School. We believe that Dr. Brun is qualified to serve as a member of our Board because of his extensive background in research, development and commercialization of product candidates, as well as his current and prior service with pharmaceutical and biotechnology companies on matters pertaining to strategy and operations.

Vishal Kapoor.    Mr. Kapoor has served as a member of our Board since February 2023. He been a Partner of Avego Management, LLC, an affiliate of Velan Capital Partners LP, since January 2021, leading their life sciences venture investing strategy. He was previously with Amplitude Healthcare Acquisition Corporation from January 2020 until our merger with it in September 2021. Prior to that, Mr. Kapoor was Chief Business Officer of Iveric bio, Inc. (formerly known as Ophthotech) from April 2015 to December 2019. At Iveric bio, Inc., he was responsible for acquiring an industry-leading portfolio of gene therapy and therapeutic assets in ophthalmology. From October 2014 to April 2015, Mr. Kapoor was Director of Corporate Development at NPS Pharmaceuticals, Inc., which Shire PLC acquired in 2015 for approximately $5.2 billion. From 2005 to 2014, Mr. Kapoor spent nine years at Genentech, Inc. in various positions, including leading strategy for ophthalmology and central nervous system pipeline assets, Lucentis marketing, commercial assessments for business development and medical affairs. In addition, Mr. Kapoor has previously worked at Pfizer Inc. Mr. Kapoor received an MBA in Finance and Management from Columbia Business School in 2004 and a BA in Biology from Columbia University in 1997. We believe that Mr. Kapoor is qualified to serve as a member of our Board in light of his years of experience in the life sciences industry, including with respect to acquisition, strategy, marketing and business development.

The table below provides an enhanced disclosure regarding the diversity of our Board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 22, 2024)

Board Size:

Total Number of Directors: 8

	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors based on gender identity	6	2	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did not Disclose Demographic Background			2

Composition of Our Board of Directors

The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and on an ad hoc basis as required. Our Board currently consists of eight directors. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution approved by a majority of the authorized number of directors constituting our Board. In accordance with our Certificate of Incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms are expiring will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

•        the Class I directors are Mr. von Emster, Dr. Brun and Mr. Kapoor, and their terms will expire at our annual meeting of stockholders to be held in 2025;

•        the Class II directors are Dr. Shizuru, Dr. French and Mr. Wiggans, and their terms will expire at our annual meeting of stockholders to be held in 2026; and

•        the Class III directors are Mr. Martell and Mr. Nolet, and their terms will expire at the Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our Board as a listed company.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning the director’s background, employment and affiliations, including family relationships, our Board has determined that each of Mr. von Emster, Dr. French, Mr. Kapoor, Dr. Brun, Mr. Wiggans and Mr. Nolet do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Mr. Martell was determined not to be independent as he currently serves as our President and Chief Executive Officer. Our Board further determined that Dr. Shizuru is not independent due to the fact that she provides non-employee consulting services to our company (See “Certain Relationships and Related Party Transactions — Dr. Shizuru Consulting Agreement” for additional information). In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock with respect to each non-employee director.

Board Leadership Structure

Mr. Wiggans currently serves as the non-employee Chairperson of our Board. In such role, Mr. Wiggans has authority, among other things, to call and preside over our Board meetings, to set meeting agendas and to determine materials to be distributed to our Board. As the roles of Chairperson of our Board and Chief Executive Officer are separated between Mr. Wiggans and Mr. Martell, respectively, our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision making. In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and can provide objective and thoughtful oversight of management.

Each of the committees of our Board, other than our Research and Development Committee, is comprised solely of independent directors that provide strong independent leadership for each of these committees. Our independent directors generally meet in executive session after each regular meeting of our Board. At each such meeting, the presiding director for each executive session of our Board is an independent or non-employee director. Our Board will continue to evaluate this leadership structure on an ongoing basis based on factors such as the experience of the applicable individuals and the current business environment.

Board Meetings and Committees

Our Board may establish the authorized number of directors from time to time by resolutions adopted by a majority of the authorized number of directors constituting our Board. Our Board currently consists of eight members.

During our fiscal year ended December 31, 2023, our Board held 15 meetings (including regularly scheduled and special meetings), and acted by written consent nine times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which the director had been a director and (ii) the total number of meetings held by all committees of our Board on which the director served during the periods that the director served, other than Dr. Brun, who attended four of six meetings of our Board and one of two meetings of the Compensation Committee that were held in 2023 since he joined our Board in June 2023. Dr. Brun was unable to attend the first meeting of the Board following his appointment to our Board, which was held on June 23, 2023, due to a scheduling conflict as it had been scheduled prior to his joining the Board on June 20, 2023. Dr. Brun was unable to attend an additional meeting of the Board, as well as one meeting of the Compensation Committee, due to a scheduling conflict as those two meetings were held on the same day.

Although our corporate governance guidelines do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Those who do attend are expected to answer appropriate questions from stockholders. Messrs. Martell, Kapoor, Lis and Nolet and Drs. French and Shizuru attended our Annual Meeting of Stockholders in 2023.

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research and Development Committee. The composition and responsibilities of each of the committees of our Board are described below. Each committee of our Board has a written charter approved by our Board. Copies of each charter are posted in the “Investors-Corporate Governance” portion of our website at ir.jaspertherapeutics.com/corporate-governance/documents-charters. The reference to our website address does not constitute incorporation by reference of the information contained at or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee consists of Mr. Nolet, Dr. French, Mr. von Emster and Mr. Kapoor. Our Board has determined that each member of our Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Mr. Nolet. Our Board has determined that Mr. Nolet is an “Audit Committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include, among other things:

•        evaluating, appointing, determining the compensation of, retaining, overseeing and evaluating our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of performing other review or attest services for us;

•        prior to commencement of the audit engagement, reviewing and discussing with the independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between us, or persons in financial oversight roles with us, and such independent registered public accounting firm or their affiliates;

•        determining and approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;

•        monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement;

•        reviewing with management and the independent registered public accounting firm any fraud that includes management or other employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls;

•        establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•        reviewing the results of management’s efforts to monitor compliance with our programs and policies designed to ensure compliance with laws and rules;

•        overseeing our programs, policies, and procedures related to our information technology systems, including information asset security, data protection, data privacy, cybersecurity and back-up of information systems, and the steps taken to monitor, mitigate and control such exposures and the Company’s plans to mitigate cybersecurity risks and to respond to data breaches;

•        providing oversight regarding the Company’s policies with respect to risk assessment and risk management, including enterprise risk and risks pertaining to the financial, accounting and tax matters of the Company;

•        overseeing insurance coverage for the Company’s directors and executive officers; and

•        reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s assessment of the quality and acceptability of our accounting principles and practices and all other matters required to be communicated to our Audit Committee by the independent registered public accounting firm under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC.

Our Audit Committee reviews, discusses and assesses its own performance and composition at least annually. Our Audit Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

Our Audit Committee held six meetings during fiscal year 2023 and acted by written consent three times during fiscal year 2023.

Compensation Committee

Our Compensation Committee consists of Dr. French, Mr. von Emster, Mr. Nolet and Dr. Brun. The chairperson of our Compensation Committee is Mr. Nolet. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include, among other things:

•        reviewing, modifying and approving (or, if it deems appropriate, making recommendations to our Board regarding) our overall compensation strategy and policies, and reviewing, modifying and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•        determining and approving (or, if it deems appropriate, recommending to our Board for determination and approval) the compensation and terms of employment of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long-term incentive component of the Chief Executive Officer’s compensation;

•        determining and approving (or, if it deems appropriate, recommending to our Board for determination and approval) the compensation and terms of employment of our executive officers and other members of senior management, including seeking to achieve an appropriate level of risk and reward;

•        reviewing and approving (or, if it deems appropriate, making recommendations to our Board regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for our executive officers and other senior management;

•        conducting periodic reviews of the base compensation levels of all of our employees generally;

•        reviewing human capital management strategies, programs and policies, including, those relating to the Company’s workplace environment and culture;

•        reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;

•        reviewing and administering the “clawback policy” applicable to the Company’s executive officers, in accordance with applicable rules and regulations of the SEC and Nasdaq;

•        reviewing and approving the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, 401(k) plans, supplemental retirement plans and similar programs, if any; and administering all such plans, establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans; and

•        reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, reviewing and discussing at least annually the relationship between our risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk.

In addition, once we cease to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the responsibilities of our Compensation Committee will also include:

•        reviewing and recommending to our Board for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals regarding the frequency of the vote on executive compensation to be included in our annual meeting proxy statements; and

•        reviewing and discussing with management our Compensation Discussion and Analysis, and recommending to our Board that the Compensation Discussion and Analysis be approved for inclusion in our Annual Reports on Form 10-K, registration statements and our annual meeting proxy statements.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees as appropriate. Our Compensation Committee reviews, discusses and assesses its own performance and composition at least annually. Our Compensation Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

Our Compensation Committee held five meetings during fiscal year 2023 and acted by written consent six times during fiscal year 2023.

Compensation Committee Processes and Procedures

Typically, our Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of our Compensation Committee, in consultation with the Chief Executive Officer. Our Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The charter of our Compensation Committee grants our Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, our Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising our Compensation Committee. In particular, our Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to our Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

For purposes of 2023 compensation, our Compensation Committee utilized Alpine Rewards (“Alpine”) as its compensation consultant. In connection with assessing 2023 compensation for our directors, officers and other employees, Alpine provided our Compensation Committee with general compensation consultant services. The Compensation Committee assessed whether the work of Alpine as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services, if any, to us by Alpine; (ii) the amount of fees we paid to Alpine; (iii) Alpine’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Alpine or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of Alpine; and (vi) any shares of our common stock owned by Alpine or the individual compensation advisors employed by the firm. Our Compensation Committee has determined, based on its analysis of the above factors, that the work of Alpine and the individual compensation advisors employed by Alpine as our compensation consultant has not created any conflict of interest. Our Compensation Committee also assessed the independence of Alpine pursuant to SEC rules and concluded that the work of Alpine has not raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. von Emster, Dr. French and Mr. Kapoor. The chairperson of our Nominating and Corporate Governance Committee is Mr. von Emster. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of Nasdaq.

Specific responsibilities of our Nominating and Corporate Governance Committee include, among other things:

•        making recommendations to our Board regarding corporate governance issues;

•        evaluating the composition, size, organization and governance of the Board and its committees to ensure that they appropriately reflect the knowledge, skills, integrity, ethics, diversity (including that of gender, sexual orientation, disability, age, race, ethnicity or national origin, global perspective and experience, business experience, functional expertise, stakeholder expectations, culture and geography), and other characteristics required to fulfill their respective duties, and determine future requirements;

•        identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by our Board);

•        determining the minimum qualifications for service on our Board;

•        reviewing and evaluating incumbent directors and Board performance generally;

•        instituting and overseeing director orientation and director continuing education programs;

•        serving as a focal point for communication between candidates, non-committee directors and our management;

•        recommending to our Board for selection candidates to serve as nominees for director for the annual meeting of stockholders;

•        assessing Board member independence;

•        making other recommendations to our Board regarding matters relating to the directors;

•        reviewing succession plans for our Chief Executive Officer and our other executive officers;

•        reviewing and overseeing matters of corporate responsibility and sustainability, including potential long-and short-term trends and impacts to our business of environmental, social and governance issues, and our public reporting on these topics;

•        overseeing the Company’s ESG programs and strategies; and

•        considering any recommendations for nominees and proposals submitted by stockholders.

Our Nominating and Corporate Governance Committee periodically reviews, discusses and assesses the performance of our Board and the committees of our Board. In fulfilling this responsibility, our Nominating and Corporate Governance Committee seeks input from senior management, our Board and others, which may include external advisors. In assessing our Board, our Nominating and Corporate Governance Committee evaluates the overall composition of our Board, our Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders and, following the assessment process, our Nominating and Corporate Governance Committee may recommend changes in the composition of our Board, changes in the size of our Board, or other recommended future additions or changes to our Board structure based on our clinical programs and business focus. Our Nominating and Corporate Governance Committee reviews, discusses and assesses its own performance and composition at least annually. Our Nominating and Corporate Governance Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

Our Nominating and Corporate Governance Committee held three meetings during fiscal year 2023 and acted by written consent two times during fiscal year 2023.

Research and Development Committee

Our Research and Development Committee is an ad hoc committee of our Board that was formed in May 2022. Our Research and Development Committee consists of Dr. Brun, Dr. French, Dr. Shizuru and Mr. von Emster. The chairperson of our Research and Development Committee is Dr. Brun. Specific responsibilities of our Research and Development Committee include, among other things: (i) facilitating the technical review of our science and technology strategy research and development and product innovation and strategy, and (ii) reporting to our Board regarding our Research and Development Committee’s activities, including its reviews and assessments of our internal technology development, technology assessment, technology review and technical goals and research and development strategies, and any other matters deemed appropriate by our Research and Development Committee.

Our Research and Development Committee held 3 meetings during fiscal year 2023 and did not act by written consent during fiscal year 2023.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Identifying and Evaluating Director Nominees

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board, including candidates to fill any vacancies that may occur. Our Nominating and Corporate Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third-party search firms to identify director candidates. Our Nominating and Corporate Governance Committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, our Nominating and Corporate Governance Committee recommends candidates to our Board for approval as director nominees for election to our Board. In assessing our Board, our Nominating and Corporate Governance Committee will evaluate the overall composition of our Board, our Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders.

Minimum Requirements

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Some of the qualifications that our Nominating and Corporate Governance Committee will also consider include, but are not limited to, such candidate’s (i) level of expertise, (ii) potential conflicts of interests or other commitments, (iii) demonstrated excellence in his or her field, (iv) ability to exercise sound business judgment, (v) diversity with respect to personal background, perspective and experience and (vi) commitment to rigorously representing our stockholders’ long-term interests. Our Nominating and Corporate Governance Committee also reviews director candidates in the context of the current size and composition of our Board, our operating requirements and our stockholders’ long-term interests. Although our Board does not maintain a specific policy with respect to board diversity, our Board values diversity as a factor in selecting nominees. Our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences and may consider factors including gender, racial diversity, age, skills, and such other factors as it deems appropriate to maintain an appropriate balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for purposes of Nasdaq listing rules.

Stockholder Recommendations and Nominations to the Board of Directors

Stockholders may submit recommendations for director candidates to our Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Corporate Secretary at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, who will forward all recommendations to our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder and Other Interested Party Communications

Our Board provides to every stockholder and any other interested parties the ability to communicate with our Board as a whole, and with individual directors on our Board, through an established process for stockholder communication. For a communication directed to our Board as a whole, stockholders and other interested parties may send such communication to our Corporate Secretary at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, Attn: Board of Directors c/o Corporate Secretary.

For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of our Board, stockholders and other interested parties may send such communication to the attention of the individual director at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, Attn: Name of Director.

Our Corporate Secretary, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairperson of our Board.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our code of business conduct and ethics is available under the “Investors-Corporate Governance” section of our website at ir.jaspertherapeutics.com/corporate-governance/documents-charters. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained in or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement.

Risk Management

Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and assisted by its committees, is responsible for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board is responsible for risk oversight. Our Board believes that it is essential for effective risk management and oversight that there be open communication between management and our Board. Our Board meets with our Chief Executive Officer, Chief Financial Officer and other members of the senior management team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing us, as well as at such other times as they deemed appropriate.

Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, accounting, tax disclosure controls and procedures, enterprise risk and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial, cybersecurity and information technology risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies and evaluates our compensation policies and practices that could mitigate any such risks. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and environmental, social and corporate governance matters. Our full Board also reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at regular meetings of our Board, and evaluates the risks inherent in significant transactions.

Scientific Advisory Board

We have established a scientific advisory board. We regularly seek advice and input from these experienced scientific leaders on matters related to its research and development programs. Our scientific advisory board consists of experts across a range of key disciplines relevant to our programs and science. We intend to continue to leverage the broad expertise of our advisors by seeking their counsel on important topics relating to its research and development programs.

Non-Employee Director Compensation

Pursuant to our Non-Employee Director Compensation Policy for the compensation of our non-employee directors, during 2023, each of our non-employee directors received annual retainers, subject to proration, for service on our Board and its committees as follows:

	Chairperson	Each Other Member
Board of Directors	$70,000	$40,000
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$8,000	$4,000
Research and Development Committee	$11,300	$6,300

All cash retainers will be earned on a quarterly basis based on a calendar quarter, and, if applicable, will be prorated for the portion of the calendar quarter during which such non-employee director actually serves on our Board or a committee thereof, and will be paid in arrears no later than the 30th day following the end of each calendar quarter.

The Non-Employee Director Compensation Policy also provides that we will reimburse reasonable expenses incurred by the non-employee directors in connection with attendance at Board or committee meetings.

Prior to March 3, 2023, our Non-Employee Director Compensation Policy provided that any new non-employee elected or appointed to our Board would, upon his or her appointment to our Board, be granted a one-time stock option award to purchase a number of shares of our common stock equal to 0.10% of the total number of shares of our outstanding capital stock on an as-converted to common stock basis on the date of grant, which shall vest in three equal annual installments over three years, subject to the director’s continued service through such vesting dates. Subsequent to

March 3, 2023 and until April 19, 2024, our Non-Employee Director Compensation Policy provided that any new non-employee elected or appointed to our Board would, upon his or her appointment to our Board, be granted a one-time stock option award to purchase 9,400 shares of our common stock (subject to adjustment for recapitalizations, stock splits and similar transactions), of which 25% of the total number of shares subject to the option would vest on the one year anniversary of the date of grant and 1/48th of the total number of shares subject to the option would vest monthly thereafter, subject to the director’s continued service through such vesting dates. Also subsequent to March 3, 2023 and until April 19, 2024, our Non-Employee Director Compensation Policy provided that, on the date of each annual meeting of our stockholders, each individual who is a non-employee director immediately prior to such annual meeting and who will continue to serve as a non-employee director immediately following such annual meeting would be granted an annual stock option award to purchase 4,700 shares of our common stock (subject to adjustment for recapitalizations, stock splits and similar transactions), which would vest in full upon the first anniversary of the date of the grant, subject to the director’s continued service through such vesting date. In connection with each director’s appointment to the Board (a) on February 16, 2023, Mr. Kapoor was granted an option to purchase 10,938 shares of our common stock, of which one-third vested on each of February 16, 2024 and one-third shall vest on February 16, 2025 and February 16, 2025, subject to Mr. Kapoor’s continued service through each applicable vesting date, (b) on June 20, 2023, Dr. Brun was granted an option to purchase 9,400 shares of our common stock, of which 25% shall vest on June 20, 2024 and the remaining 75% shall vest on an equal monthly basis over the following 36 months, subject to Dr. Brun’s continued service through each applicable vesting date, and (c) on November 1, 2023, Mr. Wiggans was granted an option to purchase 11,000 shares of our common stock, of which 25% shall vest on November 1, 2024 and the remaining 75% shall vest on an equal monthly basis over the following 36 months, subject to Mr. Wiggans’ continued service through each applicable vesting date. The grant to Mr. Wiggans was greater than the standard grant of 9,400 shares under the Non-Employee Director Compensation Policy as our Compensation Committee determined that a larger grant to Mr. Wiggans was appropriate given that he serves as the Chairperson of the Board.

In addition, on June 7, 2023, each then-current non-employee director was granted a stock option award to purchase 4,700 shares of our common stock, which shall vest in full upon the first anniversary of the date of the grant, subject to the director’s continued service through such vesting date. Each of the these grants to our directors were made pursuant to our 2021 Equity Incentive Plan (as may be amended or restated, the “2021 Plan”). In addition, all stock option awards granted pursuant to the Non-Employee Director Compensation Policy will vest in full as of immediately prior to, and contingent upon, the occurrence of a Change in Control (as defined in the 2021 Plan), subject to the director’s continued service through immediately prior to such Change in Control.

Employee directors receive no additional compensation for their service as a director.

2024 Updates to Non-Employee Director Compensation Policy

Effective as of April 19, 2024, any new non-employee elected or appointed to our Board will, upon his or her appointment to our Board, be granted a one-time stock option award to purchase 15,000 shares of our common stock, of which 25% of the total number of shares subject to the option shall vest on the one year anniversary of the date of grant and 1/48th of the total number of shares subject to the option shall vest monthly thereafter, subject to the director’s continued service through such vesting dates.

Also effective as of April 19, 2024, on the date of each annual meeting of our stockholders, each individual who is a non-employee director immediately prior to such annual meeting and who will continue to serve as a non-employee director immediately following such annual meeting will be granted an annual stock option award to purchase 7,500 shares of our common stock, which shall vest in full upon the first anniversary of the date of the grant, subject to the director’s continued service through such vesting date.

Non-Employee Director Compensation Table

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2023. Mr. Lis served as our non-employee Chairperson of our Board during 2023 through October 31, 2023 and resigned by our Board effective December 14, 2023. Mr. Wiggans became our non-employee Chairperson of the Board commencing on November 1, 2023 concurrent with his appointment to our Board. Dr. Klein resigned from our Board on June 20, 2023. Mr. Kapoor was appointed to our Board on February 16, 2023 and Dr. Brun was appointed to our Board on June 20, 2023.

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Other Compensation		Total
Judith Shizuru, M.D., Ph.D.	$46,300	$61,410	$250,000	(3)	$357,710
Anna French, D.Phil.	$62,800	$61,410	—		$124,210
Kurt von Emster	$66,800	$61,410	—		$128,210
Christian Nolet	$65,000	$61,410	—		$126,410
Lawrence Klein, Ph.D.	$26,131	$61,410	—		$87,541
Vishal Kapoor	$40,986	$225,485	—		$266,471
Scott Brun, M.D.	$29,851	$106,718	—		$136,569
William Lis	$150,538	$61,410	—		$211,948
Tom Wiggans	$11,667	$64,801	—		$76,468

____________

(1)      Amounts reported represent the aggregate grant date fair value of the stock options granted to the non-employee director under the 2021 Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024. This amount does not reflect the actual economic value that may be realized by the non-employee director, which will depend on factors including the continued service of the non-employee director and the future value of our stock.

(2)      The table below shows the aggregate number of option awards (vested and unvested) held by each of our non-employee directors as of December 31, 2023:

Name	Number of Shares Underlying Outstanding Options as of December 31, 2023
Judith Shizuru, M.D., Ph.D.	27,120
Anna French, D.Phil.	12,504
Kurt von Emster	12,504
Christian Nolet	12,504
Scott Brun, M.D.	9,400
Tom Wiggans	11,000
Vishal Kapoor	15,638

(3)      Consists of fees earned by Dr. Shizuru for non-employee consulting services provided to us. See “Certain Relationships and Related Party Transactions — Dr. Shizuru Consulting Agreement” for additional information.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is currently composed of eight members. In accordance with our Certificate of Incorporation, our Board is divided into three staggered classes of directors. At the Annual Meeting, two Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in the control of our Company.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Ronald Martell and Christian W. Nolet as nominees for election as Class III directors at the Annual Meeting. If elected, each of Mr. Martell and Mr. Nolet will serve as a Class III director until the 2027 annual meeting of stockholders and until such director’s respective successor is duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Ronald Martell and Christian W. Nolet. We expect that Mr. Martell and Mr. Nolet will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter, which will result in no effect on the vote for this matter.

Director Interest

Mr. Martell and Mr. Nolet each have an interest in this Proposal No. 1, as each is currently a member of our Board.

Vote Required

The election of directors requires a plurality of the votes of the shares of our common stock present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2024.

Notwithstanding the appointment of PricewaterhouseCoopers LLP, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, our Board may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered by PricewaterhouseCoopers LLP to our Company for our fiscal years ended December 31, 2023 and December 31, 2022 (in thousands).

	2023	2022
Audit Fees(1)	$1,110	$1,115
Audit-Related Fees	—	—
Tax Fees(2)	13	55
All Other Fees(3)	2	1
Total	$1,125	$1,171

____________

(1)      Audit fees consist of fees billed for professional services by PricewaterhouseCoopers LLP for financial statement audit and review services that are customary under generally accepted auditing standards or that are customary for the purpose of rendering an opinion on or review of the financial statements, and comfort letters, consents and assistance with review of documents relating to our registration statements on Form S-3 and Form S-8.

(2)      Tax fees consist of fees for tax compliance services.

(3)      Consist of fees for products and services other than the services described above. All Other Fees for fiscal years 2023 and 2022 were related to annual subscription for accounting literature.

Auditor Independence

In our fiscal year ended December 31, 2023, there were no other professional services provided by PricewaterhouseCoopers LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.

Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by our Audit Committee.

Our Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm. The term of the general pre-approval is 12 months from the date of approval unless our Audit Committee specifically provides for a different period. If our Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by our Audit Committee.

Pursuant to its charter, our Audit Committee has delegated pre-approval authority to the Chairperson of our Audit Committee so long as any such pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. All services performed and related fees billed by PricewaterhouseCoopers LLP during fiscal year 2023 were pre-approved by our Audit Committee pursuant to regulations of the SEC.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of the majority of the shares of our common stock present in person or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3
APPROVAL OF OUR 2024 EQUITY INCENTIVE PLAN

In order to incentivize our employees and other service providers, our Board adopted the 2024 Equity Incentive Plan (the “2024 Plan”), subject to stockholder approval at the Annual Meeting. If the 2024 Plan is approved by our stockholders, it will become effective on the date of our Annual Meeting (the “Effective Date”). No further grants will be made under the 2021 Plan after the Effective Date. However, the terms and conditions of the 2021 Plan will continue to govern any outstanding awards thereunder.

Shares Reserved Under the 2024 Plan

Initially, the maximum number of shares of our common stock that may be issued under the 2024 Plan will not exceed 2,000,000 shares of our common stock, less one share for every one share of common stock subject to an award granted under the 2021 Plan on or after April 11, 2024 and prior to the Annual Meeting, plus an additional number of shares not to exceed 783,478 shares, consisting of any shares of our common stock subject to outstanding stock options or other equity awards granted under the 2021 Plan that, following the Effective Date, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash or are forfeited because of the failure to vest. The maximum number of shares of our common stock that may be issued on the exercise of incentive stock options (“ISOs”) under the 2024 Plan is 2,000,000 shares.

While we may continue to grant further awards under the 2021 Plan between April 11, 2024 and the Annual Meeting, to the extent we do so, the share reserve under the 2024 Plan will be reduced by the number of shares that we grant under the 2021 Plan, if any, between April 11, 2024 and the date of the Annual Meeting. We do not currently expect to grant awards under the 2024 Plan between April 11, 2024 and the date of the Annual Meeting.

As part of our Compensation Committee’s recommendation to our Board to approve the 2024 Plan, including the total number of shares proposed to be reserved for issuance under the 2024 Plan, our Compensation Committee considered advice from Alpine Rewards, its independent compensation consultant. Our Compensation Committee also carefully analyzed our historical burn rate, anticipated future equity award needs to help drive our long-term strategic plan and the dilutive impact of the 2024 Plan’s share reserve.

Important Considerations

We believe the following are important considerations for stockholders in determining whether to approve the 2024 Plan:

•        Equity Awards are Essential to Talent Acquisition and Retention:    Equity awards, similar to those typically offered by our competitors are, and we believe will continue to be, an integral component of our overall compensation program, enabling us to attract qualified and skilled employees and directors, retain our existing employees, including our experienced management team and provide incentives for our employees to exert maximum efforts for our success, ultimately contributing to the creation of stockholder value. If the 2024 Plan is not approved by our stockholders at the Annual Meeting, we will not have adequate shares to continue to grant equity awards to all our employees and directors in and after 2024.

•        Broad-based Eligibility for Equity Awards:    Our equity incentive program is broad-based, with all eligible employees in good standing eligible to receive equity awards annually as part of our annual performance review based upon level, performance and contribution. Furthermore, since we have historically granted awards to employees annually that generally vest over a four-year period, employees generally must remain with us for a substantial period of time in order to realize the potential benefits of their equity awards.

•        Aligns Employee and Director Interests with Stockholder Interests:    Providing our employees and non-employee directors with compensation in the form of equity directly aligns the interests of those employees and non-employee directors with the interests of our stockholders. If the 2024 Plan is approved by stockholders, we will be able to continue granting equity incentives that foster this alignment between our employees and non-employee directors and our stockholders.

•        We are Committed to Executing on our Strategic Priorities:    The use of equity awards assists us and will continue to assist us in ensuring that our executives and employees are focused on long-term value creation for our stockholders and in enabling us to attract and retain the talent needed to execute on our strategic priorities while managing our cash flow. We believe that the approval of the 2024 Plan as described in this proposal is instrumental to our ongoing success and our ability to provide increased value to our stockholders.

•        We are Managing our Annual Burn Rate:    We believe we thoughtfully manage our equity award use, balancing attraction, retention and incentivization of our employees against dilution and burn rate considerations.

•        Duration that Shares Available for Issuance under the 2024 Plan are Expected to Last:    Based on the requested number of shares to be reserved under the 2024 Plan and on our three-year average burn rate, we expect that the share reserve will cover awards for up to approximately 2-3 years. However, a change in hiring activity, business conditions, company strategy, the equity markets or our stock price performance could alter this projection.

Key Features and Governance Practices

We have incorporated a number of provisions in the 2024 Plan that are designed to protect stockholders and that we believe reflect strong governance practices, including the following:

•        No Evergreen:    The 2024 Plan does not include an automatic share reload or “evergreen” provision. Additional stockholder approval will be required to increase the maximum number of shares reserved under the 2024 Plan.

•        No Repricing:    The 2024 Plan prohibits the repricing of stock options and stock appreciation rights (“SARs”) without stockholder approval, the exchange or substitution of one award for another award that has the effect of reducing the exercise or purchase price and the cancellation or exchange of underwater awards for cash, another award or other property, except in the event of a capitalization adjustment (described below).

•        No Dividends on Unvested Awards:    Dividends or dividend equivalents may not be paid or credited with respect to any shares of common stock subject to a stock option, SAR, restricted stock award or restricted stock unit award.

•        No Liberal Share Recycling:    The 2024 Plan prohibits liberal share recycling. Shares tendered by a participant or withheld by us in payment of the exercise price of a stock option or to satisfy any tax withholding obligation, shares retained by us in respect of the exercise of a SAR and shares repurchased by us using stock option exercise proceeds do not become available for issuance as future awards under the 2024 Plan.

•        Limit on Non-Employee Director Compensation:    The 2024 Plan contains an annual limit on cash and equity-based compensation that may be paid or granted, whether under the 2024 Plan or otherwise, to our non-employee directors of $750,000 (or $1,500,000 in the calendar year that the non-employee director first joins our Board).

•        Minimum Vesting:    The 2024 Plan imposes a one-year minimum vesting requirement on awards granted thereunder, subject to certain exceptions set forth in the 2024 Plan.

•        Clawback Provision:    Awards under the 2024 Plan are subject to our current clawback policy and to any future clawback policies that we may adopt. See “— Clawback/Recovery” discussed below.

•        No Automatic Single Trigger Acceleration:    In the event of a corporate transaction (described below), the 2024 Plan does not provide for automatic single trigger acceleration.

•        Term and Exercise Price Limits on Options and SARs:    Options and SARs granted under the 2024 Plan are subject to a maximum term of 10 years and may not be granted at a discount to the fair market value of our common stock on the grant date.

•        No Change in Control/280G Tax Gross-Ups:    We do not provide our employees with tax gross-ups on change in control benefits.

•        No Liberal Change in Control Definition:    The definition of Change in Control in the 2024 Plan does not include events where an actual change in control of the Company may not occur (e.g., commencement or announcement of a tender offer or shareholder approval of a merger).

•        Limited Transferability:    Awards are not transferable except by will or by the laws of descent and distribution, or under a domestic relations order, subject to limited approvals that may be approved by the plan administrator; provided, unless approved by stockholders, no award can be transferred for value and no stock option or SAR can be transferred to a third-party financial institution.

Information on Equity Compensation Plans as of March 31, 2024

As of March 31, 2024, a total of 15,085,553 shares of our common stock were outstanding and the fair market value of our common stock was $29.36 per share based on the closing sale price of our common stock on the Nasdaq Capital Market. The following table sets forth information regarding equity awards outstanding under our equity plans as of March 31, 2024, other than our 2021 Employee Stock Purchase Plan (the “2021 ESPP”). As of March 31, 2024, 166,959 shares of our common stock remained available for future issuance pursuant to the 2021 ESPP.

As of March 31, 2024	Equity Plans(1)
Total shares underlying outstanding stock options	1,251,593
Weighted average exercise price of outstanding stock options	$20.67
Weighted average remaining life of outstanding stock options (in years)	9.00
Total shares underlying outstanding restricted stock units (“RSUs”)	—
Total number of shares remaining available for future awards under our equity plans(1)	191,057

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(1)      Comprised of the 2021 Plan and our 2022 Inducement Equity Incentive Plan (the “Inducement Plan”). Excludes the 2024 Plan, the 2024 ESPP and the 2021 ESPP.

Dilution

Dilution is commonly measured by “overhang,” which we calculate as the total number of equity awards outstanding plus the total number of shares available for grant under our equity plans (other than the 2021 ESPP), divided by the sum of the total common stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under our equity plans (other than the 2021 ESPP).

As of March 31, 2024, our calculated overhang was 9%. If the 2024 Plan is approved, our overhang (as calculated above) will be approximately 19% as of March 31, 2024 (excluding our 2021 ESPP and proposed 2024 ESPP).

Of the 1,251,593 stock options outstanding as of March 31, 2024, many relate to underwater stock options. As shown above, we had approximately 1,251,593 stock options outstanding, with a weighted average exercise price of $20.67. This included 248,823 options currently exercisable, with a weighted average exercise price of $20.67, and 1,002,770 options not yet vested, with a weighted average exercise price of $18.58. This compares to a closing stock price on March 31, 2024, of $29.36. The 263,946 stock options currently underwater account for 8% of our overhang if the 2024 Plan is approved and for 6% of our overhang if the 2024 Plan and 2024 ESPP are both approved.

Historical Burn Rate

We calculate equity burn rate by dividing the number of stock options and RSUs granted to participants during a fiscal year, by the weighted average shares of common stock outstanding during such year. Note that our calculation of equity burn rate differs, or may differ, from calculations of burn rate conducted by proxy advisory or other groups.

Our equity plan share usage over 2021, 2022 and 2023 represented a three-year average burn rate of 8%, as described in the table below.

Year	Weighted Average Common Stock Outstanding	Time-based Stock Options Granted	RSUs Granted	Burn Rate(1)
2021	11,393,753	14,575	—	0%
2022	3,648,140	399,739	286,520	19%
2023	10,439,034	603,054	5,000	6%

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(1)      Burn rate defined as: time-based stock options granted and RSUs granted as a percentage of weighted average common shares outstanding.

Summary of the 2024 Plan

The following summary describes the material terms of the 2024 Plan. This summary of the 2024 Plan is not a complete description of all provisions of the 2024 Plan and is qualified in its entirety by reference to the 2024 Plan, which is attached hereto as Appendix A. Stockholders are encouraged to read the 2024 Plan in its entirety.

Purpose.    The purpose of the 2024 Plan is provide incentives for our employees, directors and consultants to exert maximum efforts for the success of the Company and our affiliates and to provide a means by which such persons may be given an opportunity to benefit from increases in value of our common stock through the granting of awards.

Authorized Shares.    The maximum number of shares of our common stock that may be issued under the 2024 Plan is 2,000,000 shares, less one share for every one share of common stock subject to an award granted under the 2021 Plan on or after April 11, 2024 and prior to the Annual Meeting, plus an additional number of shares (not to exceed 783,478 shares) consisting of any shares of our common stock subject to outstanding stock options or other equity awards granted under the 2021 Plan that, following the Effective Date, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash or are forfeited because of the failure to vest. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under the 2024 Plan is 2,000,000 shares.

Shares subject to awards that will be granted under the 2024 Plan that expire or terminate without being exercised in full will not reduce the number of shares available for issuance under the 2024 Plan. The settlement of any portion of an award in cash will not reduce the number of shares available for issuance under the 2024 Plan. With respect to the exercise of a stock appreciation right, all of the shares covered by the exercise (regardless of whether shares are issued upon settlement of the stock appreciation right) will reduce the number of shares available for issuance under the 2024 Plan. If any shares of our common stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us because of a failure to meet a contingency or condition required for the vesting of such shares, the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2024 Plan. The following shares shall not revert to or again become available for issuance under the 2024 Plan: (i) shares tendered by a participant or withheld by us to cover the exercise price of an option; (ii) shares tendered by a participant or withheld by us to satisfy applicable tax withholding obligations; (iii) shares retained by us in respect of the exercise of a stock-settled SAR; and (iv) shares that have been repurchased by us using stock option exercise proceeds.

Plan Administration.    Our Board, or a duly authorized committee of our Board (referred to collectively as the “plan administrator”), will administer the 2024 Plan. The plan administrator may, in accordance with the terms of the 2024 Plan, delegate to one or more of our officers the authority to determine (i) award recipients, (ii) how and when each award will be granted, (iii) the types of awards to be granted, (iv) grant dates, (v) the number of shares subject to each award, (vi) the fair market value of our common stock, and (vii) the provisions of each award, including the period of exercisability and the vesting schedule applicable to an award.

Under the 2024 Plan, (i) the plan administrator will not, without stockholder approval, (A) reduce the exercise or strike price of an option or stock appreciation right (other than in connection with a capitalization adjustment), and (B) at any time when the exercise or strike price of an option or stock appreciation right is above the fair market value of a share of our common stock, cancel and re-grant or exchange such option or stock appreciation right for a new award with a lower (or no) purchase price or for cash, and (ii) a participant’s rights under any award will not be materially adversely affected without the participant’s written consent.

We will also designate a plan administrator to administer the day-to-day operations of the 2024 Plan.

Awards Under the 2024 Plan

The 2024 Plan provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants.

Stock Options.    ISOs and NSOs will be granted under stock option agreements adopted by the plan administrator. The plan administrator will determine the exercise price for stock options, within the terms and conditions of the 2024 Plan, except the exercise price of a stock option generally will not be less than 100% (or 110% in the case of ISOs granted to a person who owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations, or a ten percent stockholder) of the fair market value of our common stock on the date of grant. Options granted under the 2024 Plan will vest at the rate specified in the stock option agreement as will be determined by the plan administrator. The terms and conditions of separate options need not be identical.

No option will be exercisable after the expiration of ten years (or five years in the case of ISOs granted to a ten percent stockholder) or a shorter period specified in the applicable award agreement. Unless the terms of an option holder’s stock option agreement, or other written agreement between us and the recipient, provide otherwise, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. If a participant is suspended pending investigation of whether his or her service relationship with us or any of our affiliates shall be terminated for cause, the participant’s rights to exercise an option will be suspended during the investigation period. An option holder may not exercise an option at any time that the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the option holder’s stock option agreement or other written agreement between an option holder and us, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the option holder’s option would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, (ii) the immediate sale of any shares issued upon such exercise would violate our trading policy or (iii) the plan administrator has suspended exercisability of such option holder’s option pending investigation of whether his or her service relationship with us or any of our affiliates shall be terminated for cause, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. There is no limitation as to the maximum permitted number of extensions. However, in no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft or money order payable to us; (ii) a broker-assisted cashless exercise; (iii) subject to certain conditions, the tender of shares of our common stock previously owned by the option holder; (iv) a net exercise of the option if it is an NSO; or (v) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options or stock appreciation rights generally will not be transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by any participant during any calendar year under all of our stock plans or plans of our affiliates may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, is a ten percent stockholder unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards.    Subject to the terms of the 2024 Plan, each restricted stock unit award will have such terms and conditions as determined by the plan administrator. A restricted stock unit award represents a participant’s right to be issued on a future date the number of shares of our common stock that is equal to the number of restricted stock units subject to the award. A participant will not have voting or any other rights as a stockholder of ours with respect to any restricted stock unit award (unless and until shares are actually issued in settlement of a vested restricted stock unit award). A restricted stock unit award will generally be granted in consideration for a participant’s services to us or an affiliate, such that the participant will not be required to make any payment to us (other than such services) with respect to the grant or vesting of the restricted stock unit award, or the issuance of any shares pursuant to the restricted stock unit award. If, at the time of grant, the plan administrator determines that a participant must pay consideration upon the issuance of shares pursuant to a restricted stock unit award, such consideration may be paid in any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock (or any combination of our common stock and cash), or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. At the time of grant, the plan administrator may impose such restrictions or conditions on the award of restricted stock units that delay delivery to a date following the vesting of the award in a manner intended to comply with Section 409A of the Code, as applicable. Additionally, dividends or dividend equivalents may not be paid or credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards.    Restricted stock awards will be granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any of our affiliates, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Dividends or dividend equivalents may not be paid or credited with respect to shares subject to a restricted stock award. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights.    Stock appreciation rights will be granted under stock appreciation right agreements adopted by the plan administrator and denominated in shares of common stock equivalents. The terms of separation stock appreciation rights need not be identical. The plan administrator will determine the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2024 Plan will vest at the rate specified in the stock appreciation right agreement as will be determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of our common stock (or any combination of our common stock and cash) or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator will determine the term of stock appreciation rights granted under the 2024 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation rights for a period of 18 months following the date of death. If a participant’s service relationship with us or any of our affiliates ceases due to disability, the participant may generally exercise any vested stock appreciation rights for a period of 12 months following the cessation of service. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. If a participant is suspended pending investigation of whether his or her service relationship with us or any of our affiliates shall be terminated for cause, the participant’s rights to exercise a stock appreciation right will be suspended during the investigation period. A holder of a stock appreciation right may not exercise a stock appreciation right at any time that the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the stock appreciation right agreement or other written agreement between the participant and us, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the participant’s stock appreciation right would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, (ii) the immediate sale of any shares issued upon such exercise would violate our trading policy or (iii) the plan administrator has suspended exercisability of such option holder’s option pending investigation of whether his or her service relationship with us or any of our affiliates shall be terminated for cause, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. There is no limitation as to the maximum permitted number of extensions. However, in no event may a stock appreciation right be exercised beyond the expiration of its term.

Other Stock Awards.    The plan administrator will be permitted to grant other awards, based in whole or in part by reference to, or otherwise based on, our common stock, either alone or in addition to other awards. The plan administrator will have the sole and complete discretion to determine the persons to whom and the time or times at which other stock awards will be granted, the number of shares under the other stock award (or cash equivalent) and all other terms and conditions of such awards.

Awards; Performance Criteria

Awards made pursuant to the 2024 Plan may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the 2024 Plan, such business criteria means any one or more of the following performance criteria, either individually, alternatively, or in any combination: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; pre-clinical development related compound goals; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of our products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by our Board or our Compensation Committee.

In determining performance outcomes related to such measures or criteria, the plan administrator may provide for the exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including: (a) restructuring and/or other nonrecurring charges, (b) exchange rate effects, (c) the effects of changes to generally accepted accounting principles, (d) the effects of any statutory adjustments to corporate tax rates, (e) the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles, (f) the dilutive effects of acquisitions or joint ventures, (g) exclusions to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (h) the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (i) the effects of stock based compensation and the award of bonuses under the Company’s bonus plans, (j) costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles and (k) the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid following the effective date of the 2024 Plan to any individual for service as a non-employee director with respect to any fiscal year, including awards granted under the 2024 Plan (valued based on the grant date fair value for financial reporting purposes) and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, except such amount will increase to $1,500,000 for the year in which a non-employee director is first appointed or elected to our Board.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, the plan administrator will appropriately and proportionately adjust (i) the class and maximum number of shares subject to the 2024 Plan; (ii) the class and maximum number of shares that may be issued on the exercise of ISOs; and (iii) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards granted under the 2024 Plan.

Corporate Transactions.    In the event of a corporate transaction (as defined below), unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant, any awards outstanding under the 2024 Plan may be assumed, continued or substituted for, in whole or in part, by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to our common stock issued pursuant to awards may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of awards with performance-based vesting with multiple vesting levels depending on the level of performance, unless provided otherwise in the applicable award agreement, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the occurrence of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event an award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment, in such form as may be determined by the plan administrator, equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the award, over (ii) any per share exercise price payable by such holder, if applicable. As a condition to the receipt of an award, a participant will be deemed to have agreed that the award will be subject to the terms of any agreement under the 2024 Plan governing a corporate transaction involving us.

Under the 2024 Plan, a “corporate transaction” generally will be the consummation, in a single transaction or in a series of related transactions, of (i) a sale or other disposition of all or substantially all, as determined by the plan administrator, of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control.    Awards to be granted under the 2024 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined below) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Under the 2024 Plan, a “change in control” generally will be: (i) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (iii) stockholder approval of a complete dissolution or liquidation; (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (v) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to this offering, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Minimum Vesting Conditions

Subject to the proviso and the following sentence below, awards granted under the 2024 Plan will vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards will not be subject to the foregoing minimum vesting requirement: (i) awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting; and (ii) additional awards the plan administrator may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2024 Plan (subject to the 2024 Plan’s adjustment provisions). The foregoing restriction does not apply to the plan administrator’s discretion to provide for accelerated exercisability or vesting of any award in the event of change in control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such award or substitute a similar award.

Prohibition on Repricing

Other than pursuant to certain equitable adjustments as described in the 2024 Plan, the plan administrator will not without the approval of the Company’s stockholders lower the option price per share of an option (or base price of a SAR) after it is granted, cancel an option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change in control), or take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.

Deferral

In its discretion and subject to such terms and conditions as it may impose, the plan administrator may permit a participant to elect to defer receipt of shares of common stock issuable pursuant to any equity award granted under the 2024 Plan to a time later than the time the shares otherwise would be issued to the participant; provided that such deferral election complies with rules adopted by the plan administrator, which comply with, or are exempt from, the requirements of Section 409A of the Code. In such event, the plan administrator may, in its discretion, provide for the payment by the Company of an additional amount representing interest at a reasonable rate or the actual rate of return on one or more predetermined specific investments, as determined by the plan administrator.

Foreign Employees and Consultants

Awards may be granted to participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to awards to employees or consultants providing services in the United States as may, in the judgment of the plan administrator, be necessary or desirable in order to recognize differences in local law or tax policy.

Transferability

Except as expressly provided in the 2024 Plan or the form of award agreement, awards granted under the 2024 Plan may not be transferred or assigned by a participant. After the vested shares subject to an award have been issued, or in the case of a restricted stock award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the terms of our trading policy and applicable law.

Clawback/Recovery

All awards granted under the 2024 Plan will be subject to recoupment in accordance with our current clawback policy and as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any clawback policy that we otherwise adopt, to the extent applicable and permissible under applicable law. See “Executive Compensation — Clawback Policy”. In addition, the plan administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the plan administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Amendment or Termination

The plan administrator may accelerate the time at which an award granted under the 2024 Plan may first be exercised or the time during which an award grant under the 2024 Plan or any part thereof will vest, notwithstanding the provisions in the award agreement stating the time at which it may first be exercised or the time during which it will vest. The plan administrator will have the authority to amend, suspend or terminate the 2024 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments will also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board adopts the 2024 Plan. No awards may be granted under the 2024 Plan while it is suspended or after it is terminated.

Form S-8 Registration Statement

We intend to file a registration statement on Form S-8 to register all of the shares of our common stock reserved for issuance under the 2024 Plan.

New Plan Benefits

As described above, the selection of participants who will receive awards under the 2024 Plan and the size and types of awards will be determined by the plan administrator in its discretion. None of the shares authorized by the 2024 Plan have been awarded to any of the directors or employees, and no commitment has been made to award any such shares. The plan administrator has authority to authorize future awards under the 2024 Plan from time to time. The value of any future equity awards will ultimately depend on the nature and size of the awards, the future price of our common stock and the exercise decisions made by the participants, among other factors, and will be subject to such vesting conditions under the 2024 Plan as the plan administrator determines from time to time. Therefore, the amount of any future awards under the 2024 Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. Currently, our non-employee directors are entitled to receive cash and equity compensation for their service as directors as described above under “Board of Directors and Corporate Governance — Non-Employee Director Compensation”. For further details on the awards granted during the fiscal year ended December 31, 2023 under the 2021 Plan, please refer to the executive and director compensation tables beginning on page 51 and 22, respectively, of this Proxy Statement.

For illustrative purposes only, the following equity awards were granted to the Named Executive Officers and other groups of individuals named below under the 2021 Plan in the fiscal year ended December 31, 2023:

Person or Group of Persons	Dollar Value ($)(1)	Number of Shares Subject to Awards Granted Under 2021 Plan(2)
Ronald Martell, President and Chief Executive Officer	$765,700	49,999
Herb Cross, Chief Financial Officer and Corporate Secretary	—	—
Jeet Mahal, Chief Operating Officer	535,900	34,999
Edwin Tucker, Chief Medical Officer	—	—
Anna French, D. Phil., Director	61,410	4,700
Scott Brun, M.D., Director	106,718	9,400
Tom Wiggans, Chairperson of the Board	64,801	11,000
Christian W. Nolet, Director	61,410	4,700
Judith Shizuru, M.D. Ph.D., Director	61,410	4,700
Kurt von Emster, Director	61,410	4,700
Vishal Kapoor, Director	225,485	15,638
William Lis, Former Director(3)	61,410	4,700
Executive Officer Group	1,301,600	84,998
Non-Employee Director Group(4)	704,054	59,538
Non-Executive Officer Employee Group	2,208,002	159,435

____________

(1)      Does not include cash awards. The amounts in this column reflect the value of option awards made to the designated individuals and groups during the fiscal year ended December 31, 2023 and are consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, refer Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024.

(2)      Represents grants of stock options under the 2021 Plan in fiscal 2023. Does not include stock options granted under the Inducement Plan in fiscal 2023.

(3)      Resigned from our Board effective December 14, 2023. Stock options listed in this table were granted while Mr. Lis was still serving on our Board.

(4)      Includes options granted to Mr. Lis while he was still serving on our Board as shown in this table above.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax treatment applicable to us and the participants who receive awards under the 2024 Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on their specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise or other tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we recommend that all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2024 Plan.

Stock Option Grants

Stock options granted under the 2024 Plan may be either ISOs, which satisfy the requirements of Section 422 of the Code, or NSOs, which are not intended to meet such requirements. The U.S. federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options

No taxable income is recognized by the participant at the time of the grant of an ISO, and no taxable income is recognized for ordinary income tax purposes at the time the ISO is exercised, although taxable income may arise at that time for alternative minimum tax purposes. Unless there is a disqualifying disposition, as described below, the participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares.

A disqualifying disposition occurs if the disposition is less than two years after the date of grant or less than one year after the exercise date. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.

If the participant makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the participant as a result of the disposition. We will not be entitled to any income tax deduction if the participant makes a qualifying disposition of the shares.

Non-Statutory Stock Options

No taxable income is recognized by a participant upon the grant of an NSO. The participant in general will recognize ordinary income, in the year in which the NSO is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the exercised non-statutory stock option.

SARs

No taxable income is recognized upon receipt of an SAR. The holder will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of (i) the fair market value of the underlying shares of common stock on the exercise date over (ii) the base price in effect for the exercised right. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the SAR.

Stock Awards

Participants will recognize ordinary income at the time unrestricted stock awards are granted in an amount equal to the excess of (i) the fair market value of the shares on the grant date over (ii) the cash consideration (if any) paid for the shares.

No taxable income is recognized at the time restricted stock awards are issued, but the participant will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (a) the fair market value of those shares on the issue date over (b) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such ordinary income is recognized by the participant.

Other Awards

Generally, no taxable income is recognized upon receipt of stock units (including RSUs), performance awards or cash awards. The holder will recognize ordinary income in the year in which the shares subject to the award are actually issued or in the year in which the award is settled in cash. The amount of that income will be equal to the fair market value of the shares on the date of issuance or the amount of the cash paid in settlement of the award.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued or the cash amount is paid.

Withholding

Prior to the delivery of any shares of our common stock or cash pursuant to a 2024 Plan award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes or other amounts (including the participant’s FICA obligation) required to be withheld with respect to such award (or exercise thereof). The plan administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable shares of our common stock, or (b) delivering to the Company already-owned shares of our common stock having a fair market value equal to the minimum amount required to be withheld. If the plan administrator permits shares of our common stock to be withheld from the award to satisfy applicable withholding obligations, the fair market value of the shares of our common stock withheld, as determined as of the date of withholding, will not exceed the amount determined by the applicable minimum statutory withholding rates unless the plan administrator determines an additional amount can be withheld and will not result in adverse accounting consequences, and the plan administrator authorizes such additional withholding.

Section 409A of the Code

Certain types of awards under the 2024 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2024 Plan and awards granted under the 2024 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2024 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain annual compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes any individual who serves or has served as our chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. It is expected that compensation deductions for any covered employee with respect to awards under the 2024 Plan will be subject to the $1 million annual deduction limitation.

Vote Required

Approval of the 2024 Plan requires the affirmative vote of a majority of the votes cast on this proposal. Because abstentions and broker non-votes, if any, are not counted as votes cast for or against this proposal, they will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2024 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4
APPROVAL OF OUR 2024 EMPLOYEE STOCK PURCHASE PLAN

In order to incentivize our employees, our Board has adopted the 2024 Equity Incentive Plan (the “2024 ESPP”), subject to stockholder approval at the Annual Meeting. If the 2024 ESPP is approved by our stockholders, it will become effective on the date of our Annual Meeting (“Effective Date”). If the 2024 ESPP is not approved by our stockholders at the Annual Meeting, the 2024 ESPP will not become effective. If the 2024 ESPP becomes effective, we will terminate the 2021 ESPP, effective as of the Effective Date.

Purpose.    The purpose of the 2024 ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our related corporations. We firmly believe that the 2024 ESPP is a necessary and powerful incentive and retention tool that will benefit all of our stockholders. Specifically, the 2024 ESPP will enable us to: (1) provide a broad-base of eligible employees with a convenient means of acquiring an equity interest in the company through payroll deductions, (2) enhance such employees’ sense of participation in the affairs of the company, and (3) provide an incentive for continued employment. The 2024 ESPP is also intended to align the interests of employees with those of stockholders through increased stock ownership.

The 2024 ESPP will include two components. One component is designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code (the “423 Component”), and accordingly, it will be construed in a manner that is consistent with the requirements of Section 423 of the Code. We intend (but make no undertaking or representation to maintain) the 423 Component to qualify as an employee stock purchase plan, as that term is defined in Section 423(b) of the Code. The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment (the “Non-423 Component”), in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws, and except as otherwise provided in the 2024 ESPP or determined by our Board, it will operate and be administered in the same manner as the 423 Component.

Share Reserve.    The maximum number of shares of our common stock that may be issued under the 2024 ESPP will not exceed 1,000,000 shares of our common stock. For the avoidance of doubt, up to the maximum number of shares of our common stock reserved may be used to satisfy purchases of our common stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy the purchases of our common stock under the Non-423 Component.

If any purchase right granted under the 2024 ESPP terminates without having been exercised in full, the shares of our common stock not purchased under such purchase right will again become available for issuance under the 2024 ESPP.

The common stock purchasable under the 2024 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

As part of our Compensation Committee’s recommendation to our Board to approve the 2024 ESPP, including the total number of shares available for issuance under the 2024 ESPP, our Compensation Committee considered advice from Alpine Rewards, its independent compensation consultant. Our Compensation Committee also carefully analyzed our historical burn rate, anticipated future equity award needs to help drive our long-term strategic plan and the dilutive impact of the 2024 ESPP’s share reserve.

As of March 31, 2024, a total of 15,085,553 shares of our common stock were outstanding and the fair market value of our common stock was $29.36 per share based on the closing sale price of our common stock on the Nasdaq Capital Market. As of March 31, 2024, there were 166,959 shares of our common stock remaining available for future issuance pursuant to the 2021 ESPP.

In determining whether to approve the 2024 ESPP, our Board considered that:

•        Duration that Shares Available for Issuance under the 2024 ESPP are Expected to Last:    We expect the proposed aggregate share reserve under the 2024 ESPP to provide us with enough shares for at least the next 3-4 years, noting that future circumstances, including employee participation rates and changes in our stock price, may impact how long the aggregate share reserve lasts. We cannot predict our future share usage under the 2024 ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2024 ESPP could last for a shorter or longer time.

•        Assessment of Dilution:    Dilution is commonly measured by “overhang,” which we calculate for the 2021 ESPP as the shares remaining available for future issuance under the 2021 ESPP, divided by the total number of shares of common stock outstanding during such year. As of March 31, 2024, our calculated overhang for the 2021 ESPP was 1%. If the 2024 ESPP is approved, our overhang (as calculated above) for the 2024 ESPP will be approximately 7% as of March 31, 2024.

•        Assessment of Burn Rate:    We calculate equity burn rate attributable to the 2021 ESPP by dividing the number of shares issued under the 2021 ESPP by the weighted average number of shares of common stock outstanding during such year. Note that our calculation of equity burn rate differs, or may differ, from calculations of burn rate conducted by proxy advisory or other groups. Using the formula above, our 2021 ESPP share usage over 2021, 2022 and 2023 represented a three-year average burn rate of less than 0.1%.

In light of the factors described above, our Board has determined that the size of the share reserve under the 2024 ESPP is reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2024 ESPP.

Summary of the 2024 ESPP

The following summary describes the material terms of the 2024 ESPP. This summary of the 2024 ESPP is not a complete description of all provisions of the 2024 ESPP and is qualified in its entirety by reference to the 2024 ESPP, which is attached hereto as Appendix B. Stockholders are encouraged to read the 2024 ESPP in its entirety.

Administration.    Our Board will administer the 2024 ESPP. Our Board may delegate some or all of the administration of the 2024 ESPP to a committee or committees of our Board. All references to our Board in this summary shall include a duly authorized committee of our Board except where the context dictates otherwise. Further, to the extent not prohibited by applicable law, our Board may, from time to time, delegate some or all of its authority under the 2024 ESPP to one or more of our officers or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. Our Board will have the authority to determine how and when purchase rights are granted and the provisions of each offering; to designate, from time to time, which of our related corporations will be eligible to participate in the 423 Component or the Non-423 Component, or which related corporations will be eligible to participate in each separate offering; to construe and interpret the 2024 ESPP and purchase rights thereunder, and to establish, amend and revoke rules and regulations for the 2024 ESPP’s administration; to settle all controversies regarding the 2024 ESPP and purchase rights granted thereunder; to amend, suspend or terminate the 2024 ESPP; to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of us and our related corporations and to carry out the intent of the 2024 ESPP to be treated as an employee stock purchase plan with respect to the 423 Component; and to adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the 2024 ESPP by employees who are foreign nationals or employed or located outside the United States.

All determinations, interpretations and constructions made by our Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

Offerings.    Our Board may grant or provide for the grant of purchase rights to eligible employees under an offering (consisting of one or more purchase periods) on an offering date or offering dates selected by our Board. Each offering will be in the form and will contain those terms and conditions as our Board deems appropriate, and, with respect to the 423 Component, will comply with the requirements of Section 423(b)(5) of the Code. The provisions of separate offerings do not need to be identical, but each offering will include the period during which the offering will be effective, which period will not exceed 27 months beginning with the offering date, and the substance of the applicable provisions contained in the 2024 ESPP.

If a participant has more than one purchase right outstanding under the 2024 ESPP, unless the participant otherwise indicates in forms delivered to us or a third party designee of ours: (i) each form will apply to all of the participant’s purchase rights under the 2024 ESPP, and (ii) a purchase right with a lower exercise price (or an earlier-granted purchase right, if different purchase rights have identical exercise prices) will be exercised to the fullest possible extent before a purchase right with a higher exercise price (or a later-granted purchase right if different purchase rights have identical exercise prices) will be exercised.

Our Board will have the discretion to structure an offering so that if the fair market value of a share of our common stock on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share of our common stock on the first day of that offering, then (i) that offering will terminate immediately as of that first trading day, and (ii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility.    Generally, purchase rights may only be granted to employees, including executive officers, employed by us (or by any of our affiliates or related corporations as designated by our Board) on the first day of an offering if such employee has been employed by us or by one of our designated affiliates or related corporations for such continuous period preceding such date as our Board may require, but in no event will the required period of continuous employment be equal to or greater than two years with respect to the 423 Component. Our Board may (unless prohibited by applicable law) require that employees have to satisfy one or both of the following service requirements with respect to the 423 Component: (i) being customarily employed by us, or any of our related corporations or affiliates, for more than 20 hours per week and more than five months per calendar year; or (ii) such other criteria as our Board may determine consistent with Section 423 of the Code with respect to the 423 Component. Our Board may provide that each person who, during the course of an offering, first becomes an eligible employee will, on the date or dates specified in the offering which coincides with the day on which the person becomes an eligible employee or which occurs thereafter, receive a purchase right under that offering, and the purchase right will thereafter be deemed to be part of the offering with substantially identical characteristics. With respect to the 423 Component, no employee will be eligible for the grant of any purchase rights under the 2024 ESPP if immediately after such rights are granted, such employee owns stock possessing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock (or the stock of any related corporation) determined in accordance with the rules of Section 424(d) of the Code. With respect to the 423 Component, as specified by Section 423(b)(8) of the Code, an employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all employee stock purchase plans of ours or any of our related corporations, do not permit such employee’s rights to purchase our stock or the stock of any of our related corporations to accrue at a rate which, when aggregated, exceeds $25,000 (based on the fair market value per share of such common stock on the date that the purchase right is granted) for each calendar year such purchase rights are outstanding at any time. Our Board may also exclude from participation in the 2024 ESPP or any offering employees of ours, or of any of our related corporation, who are highly compensated employees, as within the meaning of Section 423(b)(4)(D) of the Code, or a subset of such highly compensated employees.

Notwithstanding anything in the foregoing paragraph to the contrary, in the case of an offering under the Non-423 Component, an employee (or a group of employees) may be excluded from participation in the 2024 ESPP or an offering if our Board has determined, in its sole discretion, that participation of such employee is not advisable or practical for any reason.

As of March 31, 2024, we had approximately 52 employees who would be eligible to participate in the 2024 ESPP.

Purchase Rights; Purchase Price.    On the first day of each offering, each eligible employee, pursuant to an offering made under the 2024 ESPP, will be granted a purchase right to purchase up to that number of shares purchasable either with a percentage or with a maximum dollar amount, as designated by our Board, which will not exceed 25% of such employee’s earnings (as defined by our Board) during each period that begins on the first day of the offering (or such later date as our Board determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering. Our Board will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of our common stock will be purchased in accordance with such offering. Each eligible employee may purchase up to 2,000 shares of our common stock in an offering (or such lesser number of shares determined by our Board prior to the start of the offering). Our Board may also: (i) revise the foregoing limit for any offering, (ii) determine a maximum aggregate number of shares that may be purchased by all participants in an offering and/or (iii) determine a maximum aggregate number of shares that may be purchased by all participants on any purchase date under an offering. If the aggregate number of shares issuable upon exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any action by our Board otherwise, a pro rata allocation of the shares (rounded down to the nearest whole share) available, based on each participant’s accumulated contributions, will be made in as nearly a uniform manner as will be practicable and equitable.

The purchase price of shares acquired pursuant to purchase rights will not be less than the lesser of (i) 85% of the fair market value of a share of our common stock on the first day of an offering; or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Participation; Withdrawal; Termination.    An eligible employee may elect to participate in an offering and authorize payroll deductions as the means of making contributions by completing and delivering to us or our designee, within the time specified in the offering, an enrollment form provided by us or our designee. The enrollment form will specify the amount of contributions not to exceed the maximum amount specified by our Board. Each participant’s contributions will be credited to a bookkeeping account for the participant under the 2024 ESPP and will be deposited with our general funds except where applicable law requires that contributions be deposited with a third party. If permitted in the offering, a participant may begin such contributions with the first payroll occurring on or after the first day of the applicable offering (or, in the case of a payroll date that occurs after the end of the prior offering but before the first day of the next new offering, contributions from such payroll will be included in the new offering). If permitted in the offering, a participant may thereafter reduce (including to zero) or increase his or her contributions. If required under applicable law or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through payment by cash, check or wire transfer prior to a purchase date.

During an offering, a participant may cease making contributions and withdraw from the offering by delivering to us or our designee a withdrawal form provided by us. We may impose a deadline before a purchase date for withdrawing. Upon such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of the participant’s accumulated but unused contributions and such participant’s purchase right in that offering shall then terminate. A participant’s withdrawal from that offering will have no effect upon the participant’s eligibility to participate in any other offerings under the 2024 ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Unless otherwise required by applicable law, purchase rights granted pursuant to any offering under the 2024 ESPP will terminate immediately if the participant either (i) is no longer an employee for any reason or for no reason (subject to any post-employment participation period required by applicable law) or (ii) is otherwise no longer eligible to participate. We will distribute the individual’s accumulated but unused contributions as soon as practicable to such individual.

Unless otherwise determined by our Board, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between us and one of our designated companies designated to participate in an offering (or between such designated companies) will not be treated as having terminated employment for purposes of participating in the 2024 ESPP or an offering. However, if a participant transfers from an offering under the 423 Component to an offering under the Non-423 Component, the exercise of the participant’s purchase right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a participant transfers from an offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the purchase right will remain non-qualified under the Non-423 Component. Our Board may establish different and additional rules governing transfers between separate offerings within the 423 Component and between offerings under the 423 Component and offerings under the Non-423 Component. Unless otherwise specified in the offering or as required by applicable law, we will have no obligation to pay interest on contributions.

Purchase of Shares.    On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares, up to the maximum number of shares permitted by the 2024 ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise provided in the offering, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares on the final purchase date of an offering, then such remaining amount will not roll over to the next offering and will instead be distributed in full to such participant after the final purchase date of such offering without interest (unless otherwise required by applicable law). No purchase rights may be exercised to any extent unless the shares of our common stock to be issued upon such exercise under the 2024 ESPP are covered by an effective registration statement pursuant to the Securities Act and the 2024 ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the 2024 ESPP. If on a purchase date the shares of our common stock are not so registered or the 2024 ESPP is not in such compliance, no purchase rights will be exercised on such purchase date, and the purchase date will be delayed until the shares of our common stock are subject to such an effective registration statement and the 2024 ESPP is in material compliance, except that the purchase date will in no event be more than

27 months from the first day of an offering. If, on the purchase date, as delayed to the maximum extent permissible, the shares of our common stock are not registered and the 2024 ESPP is not in material compliance with all applicable laws, as determined by us in our sole discretion, no purchase rights will be exercised and all accumulated but unused contributions will be distributed to the 2024 ESPP participants without interest (unless the payment of interest is otherwise required by applicable law).

A participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of our common stock subject to purchase rights unless and until the participant’s shares of our common stock acquired upon exercise of purchase rights are recorded in our books (or the books of our transfer agent).

Changes to Capital Structure.    The 2024 ESPP provides that in the event of a change in our capital structure through actions such as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, our Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares subject to the 2024 ESPP; (ii) the class(es) and maximum number of shares by which the share reserve is to increase automatically each year; (iii) the class(es) and number of shares subject to, and purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of shares that are subject to purchase limits under each ongoing offering. Our Board will make these adjustments, and its determination will be final, binding and conclusive.

Corporate Transactions.    The 2024 ESPP provides that in the event of a corporate transaction (as defined below), any then-outstanding rights to purchase our common stock under the 2024 ESPP may be assumed, continued, or substituted for by any surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then (i) the participants’ accumulated payroll contributions will be used to purchase shares of our common stock (rounded down to the nearest whole share) within 10 business days (or such other period specified by our Board) before such corporate transaction under the outstanding purchase rights, and such purchase rights will terminate immediately after such purchase, or (ii) our Board, in its discretion, may terminate outstanding offerings, cancel the outstanding purchase rights and refund the participants’ accumulated contributions.

Under the 2024 ESPP, a “corporate transaction” is generally the consummation, in a single transaction or in a series of related transactions, of: (i) a sale or other disposition of all or substantially all, as determined by our Board, of the consolidated assets of us and our subsidiaries; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Transferability.    During a participant’s lifetime, purchase rights will be exercisable only by a participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if permitted by us, by a beneficiary designation.

Tax Withholding.    Each participant must make arrangements, satisfactory to us and any applicable related corporation, to enable us or our related corporation to fulfill any withholding obligation for taxes arising out of or in relation to a participant’s participation in the 2024 ESPP. In our sole discretion and subject to applicable law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the participant’s salary or any other cash payment due to the participant from us or any related corporation; (ii) withholding from the proceeds of the sale of shares of our common stock acquired under the 2024 ESPP, either through a voluntary sale or a mandatory sale arranged by us; or (iii) any other method deemed acceptable by our Board. We will not be required to issue any shares of our common stock under the 2024 ESPP until such obligations are satisfied.

Amendment, Suspension or Termination.    Our Board will have the authority to amend, suspend or terminate the 2024 ESPP. Any benefits, privileges, entitlements and obligations under any outstanding purchase right granted before an amendment, suspension or termination of the 2024 ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. Except with respect to certain changes in our capital structure, stockholder approval is required for any amendment to the 2024 ESPP if such approval is required by applicable law or listing requirements. No purchase rights may be granted under the 2024 ESPP while it is suspended or after it is terminated.

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, under the 2024 ESPP. If the 2024 ESPP is approved by our stockholders, the benefits that will be received by or allocated to eligible employees under the 2024 ESPP cannot be determined at this time because the amount of payroll deductions or other contributions made to purchase shares of our common stock under the 2024 ESPP is entirely within the discretion of each participant (subject to the limitations discussed above).

Form S-8 Registration Statement

We intend to file a registration statement on Form S-8 to register all of the shares of our common stock reserved for issuance under the 2024 ESPP.

Vote Required

Approval of the 2024 ESPP requires the affirmative vote of a majority of the votes cast on this proposal. Because abstentions and broker non-votes, if any, are not counted as votes cast for or against this proposal, they will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2024 EMPLOYEE STOCK PURCHASE PLAN.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of The Nasdaq Stock Market LLC and the rules and regulations of the SEC.

In the performance of its oversight function, the Audit Committee has:

•        reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP;

•        discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•        received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with them their independence.

Based on the Audit Committee’s review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

AUDIT COMMITTEE

Christian Nolet, Chairperson

Anna French, D.Phil.

Kurt von Emster

Vishal Kapoor

The foregoing report of the Audit Committee is required by the SEC, is not “soliciting material,” and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 22, 2024. Our executive officers are appointed by, and serve at the discretion of, our Board and hold office until his successor is duly elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Ronald Martell	62	President, Chief Executive Officer and Director
Herb Cross	52	Chief Financial Officer and Corporate Secretary
Jeet Mahal	52	Chief Operating Officer
Edwin Tucker, M.D.	52	Chief Medical Officer

Executive Officers

Ronald A. Martell.    Please see the section titled “Board of Directors and Corporate Governance — Continuing Directors” above for Mr. Martell’s biography.

Herb Cross.    Mr. Cross has served as our Chief Financial Officer and Corporate Secretary since September 2023. Previously, Mr. Cross had served as the Chief Financial Officer of Atreca, Inc., a biotechnology company, since February 2019. From November 2017 to June 2018, he served as Chief Financial Officer of ARMO Biosciences, Inc., a biotechnology company. From February 2016 to November 2017, Mr. Cross served as Chief Financial Officer of Balance Therapeutics, Inc., a biotechnology company. From October 2013 to November 2015, he served as Chief Financial Officer of KaloBios Pharmaceuticals, Inc., a biotechnology company, and interim Chief Executive Officer from January 2015 to November 2015. In December 2015, KaloBios filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. KaloBios emerged from Chapter 11 in July 2016. From November 2010 to June 2013, Mr. Cross served as Chief Financial Officer of Affymax, Inc., a biotechnology company. He served as a director of Apexigen, Inc. from July 2022 to August 2023 and Apexigen America, Inc. from October 2019 to August 2023. Mr. Cross received a B.S. in Business Administration from the University of California, Berkeley and is a certified public accountant (inactive).

Jeet Mahal.    Mr. Mahal has served as our Chief Operating Officer since March 2022. He served as our Chief Financial Officer and Corporate Secretary from September 2021 to September 2023 and as our Chief Business Officer from September 2021 to March 2022. Prior to that, Mr. Mahal had served as our Chief Financial and Business Officer since December 2019. Prior to joining our company, Mr. Mahal worked at Portola Pharmaceuticals, Inc. from August 2008 to December 2019, where Mr. Mahal held a number of positions of increasing leadership, most recently as Vice President, Strategic Marketing from January 2019 to December 2019 and Vice President, Business Development from February 2013 to December 2018. While at Portola Pharmaceuticals, Inc., Mr. Mahal led the execution of multiple business development partnerships for Andexxa®, Bevyxxa® and cerdulatinib. Mr. Mahal also played a key role in the company’s equity financings, including its initial public offering and multiple royalty transactions. Earlier in his career, from January 2006 to September 2008, Mr. Mahal was Director, Business and New Product Development, at Johnson & Johnson on the cardiovascular in-licensing and Xarelto® product development teams. Mr. Mahal started his career in the drug development laboratories at COR Therapeutics. Mr. Mahal holds a Bachelor’s degree in Molecular and Cell Biology from U.C. Berkeley, a Master’s degree in Engineering from North Carolina State University, a Master’s degree in Molecular and Cell Biology from the Illinois Institute of Technology and an MBA from Duke University.

Edwin Tucker, M.D.    Dr. Tucker has served as our Chief Medical Officer since June 2023. He has over 30 years of clinical experience leading novel drug development. Dr. Tucker was most recently Chief Medical Officer at Goldfinch Bio, where he led clinical development and helped build the regulatory, medical affairs, and clinical operations functions. Previously he served as Chief Medical Officer at Mirum Pharmaceuticals, where he contributed to the achievement of key milestones in the development of medicines for adult and pediatric cholestatic liver disease including the first FDA approval for Alagille Syndrome. Prior to joining Mirum, Dr. Tucker was at Acerta Pharma LLC, now part of the AstraZeneca family of companies, ultimately serving as Chief Operating Officer. Prior to joining Acerta, he held leadership positions in development, medical safety and medical affairs at Genentech, Janssen Research and Development and Bayer HealthCare Pharmaceuticals. Dr. Tucker is a member of the Royal College of Physicians (UK), and received his M.B.A. from the University of Connecticut. Dr. Tucker holds degrees in Pharmacology and Medicine from the University of Leeds, United Kingdom. Additionally, he serves as a managing director at Golden Seeds, an investment firm dedicated to pursuing early-stage investment opportunities in women-led businesses.

EXECUTIVE COMPENSATION

Overview

Our named executive officers for the year ended December 31, 2023 were:

•        Ronald Martell, our President and Chief Executive Officer;

•        Jeet Mahal, our Chief Operating and Financial Officer and Corporate Secretary from January 1, 2023 through September 21, 2023 and our Chief Operating Officer since September 22, 2023;

•        Herb Cross, our Chief Financial Officer and Corporate Secretary since September 22, 2023; and

•        Edwin Tucker, M.D. our Chief Medical Officer since June 12, 2023.

Executive Summary

The following is a discussion and analysis of compensation arrangements of our named executive officers. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

2023 Financial and Performance Highlights

Our financial and performance highlights during 2023 include the following:

•        Cash and cash equivalents as of December 31, 2023, totaled $86.9 million.

•        Research and development expenses for the year ended December 31, 2023, were $51.8 million, including stock-based compensation expenses of $1.6 million.

•        General and administrative expenses for the year ended December 31, 2023, were $17.1 million, including stock-based compensation expenses of $3.6 million.

•        Reported a net loss of $64.5 million, or basic and diluted net loss per share attributable to common stockholders of $6.18, for the year ended December 31, 2023.

•        Obtained regulatory clearance in the US and EU for initiation of its Phase 1b/2a BEACON study of subcutaneous briquilimab in Chronic Spontaneous Urticaria.

•        Obtained regulatory approval for initiation of its Phase 1b/2a SPOTLIGHT study evaluating single doses of subcutaneous briquilimab in adult Chronic Inducible Urticaria patients.

•        Presented preclinical briquilimab data at the AAAAI 2024 Annual Meeting from studies utilizing our proprietary c-Kit Mouse™ in a variety of indications, demonstrating the potential of briquilimab to mitigate the likelihood of severe allergic reaction and anaphylaxis.

Compensation Philosophy and Practices

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of our Company and align executive incentives with the long-term interests of our stockholders. This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Prohibition on Hedging and Pledging Transactions

Our insider trading policy prohibits any director, employee (including our executive officers) or consultant to our Company from, among other things, engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to our securities at any time. Our directors, employees (including our executive officers), and consultants are also not permitted to pledge our securities as collateral for a loan.

Clawback Policy

Effective October 1, 2023, our Board of Directors adopted a restated compensation recovery (“clawback”) policy pursuant to the listing standards approved by The Nasdaq Stock Market LLC implementing Rule 10D-1 under the Exchange Act. The clawback policy is administered by our Compensation Committee and applies to current and former executive officers of the Company as defined in Rule 10D-1 (each an “Affected Officer”). Under the clawback policy, if the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), the Company is obligated to recover erroneously awarded incentive-based compensation received from the Company by Affected Officers. Incentive-based compensation includes any compensation that is granted, earned or vested based in whole or in part on the attainment of a financial reporting measure. Erroneously awarded incentive-based compensation is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on an applicable Restatement.

Emerging Growth Company Status

As of December 31, 2023, we are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, and therefore the scope of the disclosures in this proxy statement may not be comparable to the information disclosed by other companies that are not emerging growth companies. We will remain an emerging growth company until the earliest of (i) December 31, 2024 and (ii) the date on which we have, during the previous rolling three year period, issued more than $1 billion in non-convertible debt securities.

Individual Compensation Elements

During 2023, the principal elements of our executive compensation program were as follows:

Base Salaries

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time after taking into account individual responsibilities, performance and experience. For 2023, Mr. Martell earned an annual base salary of $675,000 through February 28, 2023, which was increased to $699,300 commencing March 1, 2023. For 2023, Mr. Mahal earned an annual base salary of $445,000 through February 28, 2023, which was increased to $465,025 commencing March 1, 2023. Mr. Cross earned a pro rated annual base salary of $460,000 for 2023. Dr. Tucker earned a pro rated annual base salary of $490,000 for 2023.

Annual Cash Incentive Bonuses

We pay cash bonuses to reward our executives for their performance over the fiscal year, based on an analysis by our Board or our Compensation Committee of our company performance and each executives’ performance during the year. During 2023, Mr. Martell’s annual bonus target was equal to 50% of his annual base salary, Mr. Mahal’s annual bonus target was equal to 45% of his annual base salary, Mr. Cross’ annual bonus target was equal to 45% of his annual base salary and Dr. Tucker’s annual bonus target was equal to 45% of his annual base salary.

In the first quarter of 2023, our Board adopted corporate performance goals for the 2023 bonus program for our employees based on milestones that primarily included: (1) briquilimab clinical goals, including Chronic Spontaneous Urticaria, LR-MDS primary therapeutics and SCID transplant, (2) chemistry, manufacturing and controls (CMC) goals, (3) research and translational goals and (4) corporate goals, including finance, business development and human resources. Our Compensation Committee determined that the total attainment rate for 2023 was 90%. For

2023, Mr. Martell received a $312,917 bonus, Mr. Mahal received a $187,024 bonus, Mr. Cross received a $51,552 bonus and Dr. Tucker received a $110,371 bonus. The bonus amounts for Mr. Martell, Mr. Mahal, Mr. Cross and Dr. Tucker were determined based on the base salary earned by each executive officer for the calendar year multiplied by their bonus target percentage and the 90% achievement level. For each of Mr. Cross and Dr. Tucker, the amount was also pro-rated from his date of hire.

Sign-on Bonuses

Dr. Tucker received a one-time payment sign-on bonus of $50,000 in connection with the commencement of his employment with us. If Dr. Tucker resigns from us without Good Reason (as defined in the Severance Plan) or no reason or Dr. Tucker is terminated by us for Cause (as defined in the Severance Plan) on or prior to June 12, 2024, Dr. Tucker will be required to repay us 100% of the sign-on bonus within 30 days of the date Dr. Tucker ceases to be an employee. In addition, Mr. Cross received a one-time payment sign-on bonus of $100,000 in connection with the commencement of his employment with us. If Mr. Cross resigns from us without Good Reason (as defined in the Severance Plan) or no reason or Mr. Cross is terminated by us for Cause (as defined in the Severance Plan) on or prior to September 22, 2024, Mr. Cross will be required to repay us 100% of the sign-on bonus within 30 days of the date Mr. Cross ceases to be an employee.

Long-Term Equity Incentives

We believe equity awards are a critical element of our executive compensation programs as they provide an incentive for our executives to focus on driving growth in our stock price and long-term stockholder value creation and help us to attract and retain key talent in a competitive market. Specifically, the granting of stock options helps ensure that the interests of our executive officers are aligned with those of our stockholders as the options only have value if the value of our stock increases after the date the option is granted.

Martell February 2023 True-Up Option Award

Pursuant to our employment agreement with Mr. Martell, our Chief Executive Officer, in the event we closed an equity financing of at least $50 million after the date of commencement of Mr. Martell’s employment with us, then, promptly following the closing of such financing, and subject to approval by the Board or our Compensation Committee, Mr. Martell would be granted an additional option to purchase 1.0% of the outstanding shares of our common stock (the “True-Up Option”), measured as of the date of grant. On February 2, 2023, Mr. Martell was granted an option to purchase 109,383 shares of our common stock in satisfaction of our obligation to issue the True-Up Option to Mr. Martell. The True-Up Option vests over four years, whereby 25% of the total number of shares subject to the True-Up Option vested on February 2, 2024 and 1/48th of the total number of shares subject to the True-Up Option will vest monthly thereafter, subject in each case to Mr. Martell’s continued service to us on each vesting date.

March 2023 Option Awards

On March 17, 2023, Mr. Martell was granted an option to purchase 49,999 shares of our common stock, of which 25% of the total number of shares subject to the option vested on March 3, 2024 and 1/48th of the total number of shares subject to the option vest monthly thereafter, subject in each case to Mr. Martell’s continued service to us on each vesting date. On March 17, 2023, Mr. Mahal was granted an option to purchase 34,999 shares of our common stock, of which 25% of the total number of shares subject to the option vested on March 3, 2024 and 1/48th of the total number of shares subject to the option vest monthly thereafter, subject in each case to Mr. Mahal’s continued service to us on each vesting date.

Tucker Initial Option Award

In connection with his appointment as our Chief Medical Officer, on June 12, 2023, Dr. Tucker was granted an option to purchase 40,000 shares of our common stock, of which 25% of the total number of shares subject to the option will vest on June 12, 2024 and 1/48th of the total number of shares subject to the option vest monthly thereafter, subject in each case to Dr. Tucker’s continued service to us on each vesting date.

Cross Initial Option Award

In connection with his appointment as our Chief Financial Officer, on September 22, 2023, Mr. Cross was granted an option to purchase 55,000 shares of our common stock, of which 25% of the total number of shares subject to the option will vest on September 22, 2024 and 1/48th of the total number of shares subject to the option vest monthly thereafter, subject in each case to Mr. Cross’ continued service to us on each vesting date.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical and dental insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, cover a certain portion of the premiums for medical and dental insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax qualified plan under the Internal Revenue Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis (or post-tax basis through a Roth 401(k) election) through contributions to the 401(k) plan. We provided matching contributions of up to $3,000 per employee under our 401(k) plan during the year ended December 31, 2023.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2023.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2023. Our Board may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

No Tax Gross-Ups

In 2023, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation, perquisites or personal benefits paid or provided by us. Currently, we have no agreements or arrangements in place with any executive officer that require or provide for a tax gross-up or similar payment. We also do not intend to enter into any future employment or other agreement or arrangement with any of our executive offices that includes a tax gross-up.

Summary Compensation Table

The following table presents all of the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2023 and 2022, respectively:

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Bonus ($)		Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Ronald Martell	2023	695,255	312,917	—		2,361,818	—	—		3,369,990
President and Chief Executive Officer	2022	509,666	226,801	—		4,478,785	399,938	25,000	(3)	5,640,190
Herb Cross(4)	2023	125,615	51,552	100,000	(5)	361,955	—	4,000	(6)	643,122
Chief Financial Officer and Corporate Secretary
Jeet Mahal(7)	2023	461,693	187,024	—		535,990	—	—		1,184,707
Chief Operating Officer	2022	418,265	161,192	—		358,433	169,630	—		1,107,520
Edwin Tucker(8)	2023	272,955	110,371	50,000	(9)	544,400	—	—		977,726
Chief Medical Officer

____________

(1)      Amounts reported represent the aggregate grant date fair value of the stock options granted to the named executive officers during 2023 and 2022 under the 2021 Plan or the Inducement Plan, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024. This amount does not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued service of the executive and the future value of our stock.

(2)      Amounts reported represent the aggregate grant date fair value of the restricted stock unit awards granted to the named executive officers during 2023 under the 2021 Plan, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024. This amount does not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued service of the executive and the future value of our stock.

(3)      Represents consulting fees paid to Mr. Martell for consulting services prior to his appointment as our President and Chief Executive Officer effective March 15, 2022.

(4)      Mr. Cross was appointed as our Chief Financial Officer effective September 22, 2023.

(5)      Represents a cash sign-on bonus in connection with the commencement of Mr. Cross’ employment with us. If Mr. Cross resigns from us without Good Reason (as defined in the Severance Plan) or no reason or Mr. Cross is terminated by us for Cause (as defined in the Severance Plan) on or prior to September 22, 2024, Mr. Cross will be required to repay us 100% of the sign-on bonus within 30 days of the date Mr. Cross ceases to be an employee.

(6)      Represents consulting fees paid to Mr. Cross for consulting services prior to his appointment as our Chief Financial Officer and Corporate Secretary effective September 22, 2023.

(7)      Mr. Mahal transitioned to our Chief Operating Officer on September 22, 2023. Prior to such time, he served as our Chief Operating and Financial Officer and Corporate Secretary.

(8)      Dr. Tucker was appointed as our Chief Medical Officer as of June 12, 2023.

(9)     Represents a cash sign-on bonus in connection with the commencement of Mr. Dr. Tucker’s employment with us. If Dr. Tucker resigns from us without Good Reason (as defined in the Severance Plan) or no reason or Dr. Tucker is terminated by us for Cause (as defined in the Severance Plan) on or prior to June 12, 2024, Dr. Tucker will be required to repay us 100% of the sign-on bonus within 30 days of the date Dr. Tucker ceases to be an employee.

Employment and Other Arrangements with Named Executive Officers

The employment agreements and offer letters with our named executive officers generally provide for at-will employment and set forth the executive officer’s initial base salary and potential annual performance bonus, applicable signing bonuses, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, and for our former Executive Chairman and Chief Executive Officer, severance benefits on a qualifying termination of employment or resignation. In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement. The key terms of these agreements are described below.

Employment Agreement with Ronald Martell

We entered into an Employment Agreement with Ronald Martell, effective March 15, 2022 (the “Martell Employment Agreement”), pursuant to which Mr. Martell became our President and Chief Executive Officer. Pursuant to the Martell Employment Agreement, Mr. Martell’s initial annualized salary was $675,000, and he will be eligible to receive an annual performance bonus of up to 50% of his base salary. His salary and performance bonus percentage may be adjusted in the future at the discretion of our Compensation Committee and, effective March 1, 2023, his annual base salary was increased to $699,300. Mr. Martell’s employment will be on an “at will” basis. Pursuant to the Martell Employment Agreement, Mr. Martell was granted an option to purchase 170,432 shares of our common stock, of which 25% of the total number of shares subject to the option vested on March 15, 2023 and 1/48th of the total number of shares subject to the option vest monthly thereafter, subject in each case to Mr. Martell’s continued service to us on each vesting date. The agreement further provided that in the event we close an equity financing of at least $50 million after the date of commencement of Mr. Martell’s employment with us, then, promptly following the closing of such financing, and subject to approval by the Board or our Compensation Committee, Mr. Martell would be granted an additional option to purchase 1.0% of the outstanding shares of our common stock (the “True-Up Option”), measured as of the date of grant. On February 2, 2023, Mr. Martell was granted an option to purchase 109,383 shares of our common stock in satisfaction of our obligation to issue the True-Up Option to Mr. Martell. The True-Up Option will vest over four years, with 25% of the total number of shares subject to the True-Up Option vesting on February 2, 2024 and 1/48th of the total number of shares subject to the True-Up Option vesting monthly thereafter, subject in each case to Mr. Martell’s continued service to us on each vesting date.

In addition, the Martell Employment Agreement provides that if Mr. Martell’s employment with us is terminated by us without “Cause” or by Mr. Martell for “Good Reason” (as each term is defined in the Martell Employment Agreement), then Mr. Martell shall be entitled to receive 18 months of his base salary, payable in accordance with our payroll cycle, subject to Mr. Martell executing a release in favor of us. On April 13, 2023, we entered into an amendment to the Martell Employment Agreement with Mr. Martell (the “Martell Amendment”), which additionally provides that, in the event Mr. Martell’s employment is terminated by us without “Cause” or is terminated by Mr. Martell for “Good Reason” (as each term is defined in the Employment Agreement), in either case within 24 months following a “Change in Control” of us (as defined in the Martell Amendment), all of the outstanding equity awards held by Mr. Martell shall become fully vested, subject to Mr. Martell executing a release in favor of us. The Martell Employment Agreement further provides that Mr. Martell is not eligible for payments or benefits under the Severance Plan (as defined below).

Employment Agreement with Jeet Mahal

In connection with the closing of the Business Combination, on September 24, 2021, we entered into an Employment Agreement with Jeet Mahal (the “Mahal Employment Agreement”) as our Chief Financial Officer and Business Officer. The Mahal Employment Agreement initially provides for an annual base salary of $400,000, subject to adjustment from time to time (the “Mahal Base Salary”), and a target annual incentive bonus of 40% of the Mahal Base Salary. In accordance with the Mahal Employment Agreement, on March 21, 2022, Mr. Mahal was granted an option to purchase 8,727 shares of our common stock pursuant to the 2021 Plan, of which 25% of the total number of shares subject to the option vested on March 21, 2023 and 1/48th of the total number of shares subject to the option vest monthly thereafter, subject in each case to Mr. Mahal’s continued service to us on each vesting date. Effective March 1, 2022, Mr. Mahal’s annual base salary was increased to $416,000. Then, effective March 21, 2022, Mr. Mahal was promoted to the role of our Chief Operating and Financial Officer, at which time his annual base salary was increased to $445,000 and his target bonus percentage was increased to 45%. Effective March 3, 2023, his annual base salary was increased to $465,025. Mr. Mahal transitioned to the role of our Chief Operating Officer effective September 22, 2023.

Pursuant to the Mahal Employment Agreement, Mr. Mahal is also eligible to participate in the benefit plans that are generally available to all of our executive employees. Mr. Mahal also is eligible to participate in the benefit plans that are generally available to all of our executive employees. Mr. Mahal’s employment with us is at-will, meaning either we or Mr. Mahal may terminate the employment relationship with or without cause. However, Mr. Mahal must provide at least 30 days’ advance written notice of any termination of his employment under the Mahal Employment Agreement. Mr. Mahal is also eligible for payments and benefits under the Severance Plan.

Employment Offer Letter with Herb Cross

We entered into an Offer Letter with Herb Cross, dated September 19, 2023 (the “Cross Offer Letter”), pursuant to which Mr. Cross became our Chief Financial Officer. Pursuant to the Cross Offer Letter, Mr. Cross’ initial annualized salary is $460,000, and he will be eligible to receive an annual performance bonus of up to 45% of his base salary. His salary and performance bonus percentage may be adjusted in the future at the discretion of our Compensation Committee. Mr. Cross’ employment will be on an “at will” basis. Pursuant to the Cross Offer Letter, Mr. Cross received a sign-on bonus of $100,000. If Mr. Cross resigns from us without Good Reason (as defined in the Severance Plan) or no reason or Mr. Cross is terminated by us for Cause (as defined in the Severance Plan) on or prior to September 22, 2024, Mr. Cross will be required to repay us 100% of the sign-on bonus within 30 days of the date Mr. Cross ceases to be an employee. In addition, Mr. Cross was granted an option to purchase 55,000 shares of our common stock, of which 25% of the total number of shares subject to the option will vest on September 22, 2024 and 1/48th of the total number of shares subject to the option vest monthly thereafter, subject in each case to Mr. Cross’ continued service to us on each vesting date. Mr. Cross is also eligible for payments and benefits under the Severance Plan.

Employment Offer Letter with Edwin Tucker, M.D.

We entered into an Offer Letter with Edwin Tucker, M.D., dated June 7, 2023 (the “Tucker Offer Letter”), pursuant to which Dr. Tucker became our Chief Medical Officer. Pursuant to the Tucker Offer Letter, Dr. Tucker’s initial annualized salary is $490,000, and he will be eligible to receive an annual performance bonus of up to 45% of his base salary. His salary and performance bonus percentage may be adjusted in the future at the discretion of our Compensation Committee. Dr. Tucker’s employment will be on an “at will” basis. Pursuant to the Tucker Offer Letter, Dr. Tucker received a sign-on bonus of $50,000. If Dr. Tucker resigns from us without Good Reason (as defined in the Severance Plan) or no reason or Dr. Tucker is terminated by us for Cause (as defined in the Severance Plan) on or prior to June 12, 2024, Dr. Tucker will be required to repay us 100% of the sign-on bonus within 30 days of the date Dr. Tucker ceases to be an employee. In addition, Dr. Tucker was granted an option to purchase 40,000 shares of our common stock, of which 25% of the total number of shares subject to the option will vest on June 12, 2024 and 1/48th of the total number of shares subject to the option vest monthly thereafter, subject in each case to Dr. Tucker’s continued service to us on each vesting date. Dr. Tucker is also eligible for payments and benefits under the Severance Plan.

Service Agreement with William Lis

On November 27, 2023, we amended and restated our Service Agreement with Mr. Lis, a former member and Chairperson of our Board of Directors (the “Restated Lis Agreement”). Pursuant to the Restated Lis Agreement, Mr. Lis transitioned to a consultant of ours, effective December 14, 2023, under which we will pay Mr. Lis an annual amount of $50,000. The Restated Lis Agreement has an initial term of two years, but may be terminated by Mr. Lis for convenience upon 30 days’ advance notice and may be terminated by us immediately for Cause (as defined in the Restated Lis Agreement), subject to a 30-day cure period. In the event we terminate the Restated Lis Agreement without Cause prior to December 14, 2025 (the “2-Year Date”), Mr. Lis shall receive a cash payment equal to the remaining cash payment that Mr. Lis would otherwise have received under the agreement through the 2-Year Date, and any equity awards held by Mr. Lis that would have otherwise vested pursuant to the Restated Lis Agreement through the 2-Year Date shall be deemed vested. Mr. Lis shall have until June 12, 2026 to exercise any equity awards that are vested, or deemed vested, as of the termination or expiration of the Restated Lis Agreement.

Employee Severance Plan

Under our Severance Plan applicable to Mr. Mahal, Mr. Cross and Dr. Tucker and other executive committee members, which became effective in February 2021, upon a named executive officer’s termination by us without “cause” (as defined in the Severance Plan) or a resignation by a named executive officer for “good reason” (as defined in the Severance Plan) within 24 months after a change in control (as defined in the Severance Plan, provided that the Business Combination was excluded from the definition of a change in control), the named executive officer will be eligible to receive (i) any earned but unpaid salary, unpaid and eligible expense reimbursements, accrued but unused vacation, and any vested benefits such named executive officer may have under any of our employee benefit plans, (ii) continued payment of the named executive officer’s base salary for 12 months following termination (less applicable tax withholdings), and (iii) full acceleration of vesting of any equity awards subject to any maximum term (with any vesting based on satisfaction of performance objectives deemed satisfied at 100% of target); provided that, in each case of (ii) and (iii), the terminated named executive officer executes a separation agreement satisfactory to us containing, but not limited to, a general release of claims, a non-disparagement clause and reaffirmation of such individual’s post-termination restrictive covenants.

Outstanding Equity Awards as of December 31, 2023

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2023.

			Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date
Ronald Martell	3/21/2022	3/15/2022	74,564	95,868	$35.40	3/21/2032
	2/2/2023	2/2/2023	—	109,383	$17.80	2/2/2033
	3/17/2023	3/3/2023	—	49,999	$18.70	3/17/2033
Jeet Mahal	6/1/2020	12/12/2019	17,372	—	$7.10	6/1/2030
	3/21/2022	12/7/2021	375	375	$35.40	3/21/2032
	3/21/2022	3/21/2022	3,817	4,909	$35.40	3/21/2032
	4/7/2022	3/21/2022	2,119	2,724	$31.20	4/7/2032
	3/17/2023	3/3/2023	—	34,999	$18.70	3/17/2033
Herb Cross	9/22/2023	9/22/2023	—	55,000	$7.80	9/22/2033
Edwin Tucker, M.D.	6/12/2023	6/12/2023	—	40,000	$16.20	6/12/2033

____________

(1)      Unless otherwise indicated, the shares underlying the stock options that are not fully vested are scheduled to vest over a four-year period, with 1/4th vesting on the first anniversary of the vesting commencement date and 1/48th vesting on a monthly basis thereafter through the fourth anniversary of the vesting commencement date, subject to the named executive officer’s continued service with us.

(2)      The unvested shares underlying the awards held by Mr. Martell are subject to accelerated vesting as described in “— Employment and Other Arrangements with Named Executive Officers — Employment Agreement with Ronald Martell”. The unvested shares underlying the awards held by Mr. Mahal, Mr. Cross and Dr. Tucker are subject to accelerated vesting as described in “— Employment and Other Arrangements with Named Executive Officers — Employee Severance Plan”.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2023, the 2021 Plan, the 2021 ESPP and the Inducement Plan were the only compensation plans under which our securities were authorized for future grant. Each of the 2021 Plan and the 2021 ESPP were approved by our stockholders. The Inducement Plan has not been approved by our stockholders. In 2021, our 2019 Equity Incentive Plan (the “2019 EIP”), which was adopted by our board of directors and stockholders on November 18, 2019, terminated prior to and contingent upon the consummation of the Business Combination. However, the 2019 EIP continues to govern awards outstanding thereunder. The following table provides information as of December 31, 2023 with respect to our existing and predecessor plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	586,560	$18.08	(2)	311,803	(3)(4)
Equity compensation plans not approved by stockholders(5)	454,315	$22.06		95,685
Total	1,040,875	$19.82		407,488

____________

(1)      Includes the following plans: the 2021 Plan, the 2019 EIP and the 2021 ESPP.

(2)      Amount is based on the weighted-average exercise price of vested and unvested stock options outstanding under the 2021 Plan and the 2019 EIP and does not reflect the shares that will be issued upon the vesting of outstanding awards of restricted stock unit awards, which have no exercise price.

(3)      As of December 31, 2023, a total of 119,014 shares of our common stock were reserved for issuance for future grants pursuant to the 2021 Plan, which number excludes the 275,000 shares that were added to the 2021 Plan as a result of the automatic annual increase on January 1, 2024. The 2021 Plan provides that the number of shares of our common stock reserved and available for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (1) 4% of the number of shares of our common stock outstanding on December 31 of the immediately preceding year or (2) 275,000 shares of common stock; provided, however, that our Board may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of common stock. All of the foregoing share numbers are subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Shares subject to awards granted under the 2021 Plan that expire or terminate without being exercised in full will not reduce the number of shares available for issuance under the 2021 Plan. The settlement of any portion of an award in cash will not reduce the number of shares available for issuance under the 2021 Plan. Shares withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation will not reduce the number of shares available for issuance under the 2021 Plan. With respect to a stock appreciation right, only shares of common stock that are issued upon settlement of the stock appreciation right will count towards reducing the number of shares available for issuance under the 2021 Plan. If any shares of our common stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of an award; or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2021 Plan. We no longer make grants under the 2019 EIP; however, shares of our common stock subject to outstanding option awards under the 2019 EIP that (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (iii) are withheld or reacquired to satisfy a tax withholding obligation will become available for issuance under the 2021 Plan.

(4)      As of December 31, 2023, a total of 111,958 shares of our common stock were reserved for future issuance pursuant to the 2021 ESPP, which number excludes the 55,000 shares that were added to the 2021 ESPP as a result of the automatic annual increase on January 1, 2024. The 2021 ESPP provides that the number of shares reserved and available for issuance under the 2021 ESPP will automatically increase on January 1 of each year for a period of ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding calendar year and (ii) 55,000 shares; provided, however, that our Board may act prior to January 1 of a given calendar year to provide that there will be no increase for such calendar year or the increase for such year will be a lesser number of shares.

(5)      Includes solely the Inducement Plan. This excludes the 2024 Equity Incentive Plan and the 2024 Employee Stock Purchase Plan that are proposed for approval by stockholders at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 31, 2024 for:

•        each person or group known to us who beneficially owns more than 5% of our common stock;

•        each of our directors and nominees for director;

•        each of our named executive officers named in “Executive Compensation”; and

•        all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 15,085,553 shares of our common stock outstanding as of March 31, 2024. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2024 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. Except as stated in the footnotes below, none of the stockholders or their affiliates, officers, directors and principal equity holders have held any position or office or have had any material relationship with us or our affiliates within the past three years.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% Stockholders:
Entities affiliated with The Carlyle Group Inc.(1)	1,066,189	7.1%
Qiming U.S. Healthcare Fund II, L.P.(2)	928,964	6.2%
Soleus Capital Master Fund, L.P.(3)	987,096	6.5%
Entities affiliated with Velan Capital Management LLC(4)	1,471,903	9.8%
Entities affiliated with Sphera Funds Management Ltd.(5)	713,062	4.7%
Entities affiliated with Avidity Partners Management LP(6)	760,000	5.0%
Directors and Named Executive Officers:
Ronald Martell(7)	174,196	1.1%
Jeet Mahal(8)	59,485	*
Herb Cross	—	—
Edwin Tucker, M.D.	—	—
Anna French, D.Phil.(9)	7,578	*
Scott Brun, M.D.	—	—
Tom Wiggans	5,000	*
Christian W. Nolet(10)	8,453	*
Judith Shizuru, M.D. Ph.D.(11)	135,720	*
Kurt von Emster(12)	7,320	*
Vishal Kapoor(13)	8,021	*
All current directors and executive officers as a group (11 persons)	405,773	2.7%

____________

*        Denotes less than one percent.

(1)      The shares reported herein are held of record by Abingworth Bioventures VII LP. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the managing member of Carlyle Investment Management, L.L.C., which is the sole member of Carlyle

Genesis UK LLC, which is the principal member of Abingworth LLP. Abingworth Bioventures VII LP has delegated to Abingworth LLP all investment and dispositive power over the securities held of record by Abingworth Bioventures VII LP. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Abingworth Bioventures VII LP. The address of each of Abingworth LLP and Abingworth Bioventures VII LP is 38 Jermyn Street, London, SW1Y6DN, UK. The address of each of the foregoing entities is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, DC 20004-2505. Information in this footnote is based solely on a Schedule 13D/A jointly filed by The Carlyle Group Inc., Carlyle Holdings I L.P., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I L.P., CG Subsidiary Holdings L.L.C., TC Group, L.L.C., Carlyle Investment Management L.L.C., Carlyle Genesis UK LLC, Abingworth LLP and Abingworth Bioventures VII LP on February 12, 2024.

(2)      The shares reported herein are directly held by Qiming U.S. Healthcare Fund II, L.P. (“Qiming”). The general partner of Qiming is Qiming U.S. Healthcare GP II, LLC (“Qiming GP”). Gary Rieschel and Mark D. McDade are the managing partners of Qiming GP. Each of Qiming GP, Mr. Rieschel and Mr. McDade may be deemed to beneficially own the shares beneficially owned by Qiming, but each disclaims beneficial ownership of such shares. The address for each of these entities and individuals is 11100 NE 8th Street, Suite 200, Bellevue, WA 98004. Information in this footnote is based solely on a Schedule 13G/A jointly filed by Qiming, Qiming GP, Mr. McDade and Mr. Rieschel on February 14, 2024.

(3)      The shares reported herein are held by Soleus Capital Master Fund, L.P. (“Master Fund”). Soleus Capital, LLC is the sole general partner of Master Fund and holds voting and dispositive power over the shares held by Master Fund. Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC. Guy Levy is the sole managing member of Soleus Capital Group, LLC. Each of Soleus Capital Group, LLC, Soleus Capital, LLC and Mr. Levy disclaims beneficial ownership of the securities held by Master Fund. The address of the Soleus Capital Entities is c/o Soleus Capital Management, L.P, 104 Field Point Road, 2nd Floor, Greenwich, Connecticut 06830. Information in this footnote is based solely on a Schedule 13G/A jointly filed by Master Fund, Soleus Capital, LLC, Soleus Capital Group, LLC and Mr. Levy on February 2, 2024.

(4)     Consists of: (i) 1,188,500 shares directly beneficially owned by Velan Capital Master Fund LP (“Velan Master”) and (ii) 283,403 shares directly beneficially owned by Avego Healthcare Capital, L.P. (“Avego Fund”). Velan Capital Holdings LLC (“Velan GP”), as the general partner of Velan Master, may be deemed to beneficially own the 1,188,500 shares owned by Velan Master. Avego Healthcare Capital Holdings, LLC (“Avego GP”), as the general partner of Avego Fund, may be deemed to beneficially own the 283,403 shares beneficially owned by Avego Fund. Avego Management, LLC (“Avego Management”), as the co-investment manager of Avego Fund, may be deemed to beneficially own the 283,403 shares beneficially owned by Avego Fund. Velan Capital Investment Management LP (“Velan Capital”), as the investment manager of Velan Master and co-investment manager of Avego Fund, may be deemed to beneficially own the 1,471,903 shares beneficially owned in the aggregate by Velan Master and Avego Fund. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the 1,471,903 shares beneficially owned in the aggregate by Velan Master and Avego Fund. Adam Morgan, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the 1,471,903 shares beneficially owned in the aggregate by Velan Master and Avego Fund. Balaji Venkataraman, as the Managing Member of each of Avego GP and Avego Management and a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the 1,471,903 shares beneficially owned in the aggregate by Velan Master and Avego Fund. Each of Velan Master, Avego Fund, Velan GP, Avego GP, Avego Management, Velan Capital, Velan IM GP, Mr. Morgan and Mr. Venkataraman disclaims beneficial ownership of the securities reported herein that he or it does not directly own. Mr. Kapoor is a partner at Avego Management and is on our Board. The address for each of these entities and individuals is 1055b Powers Place, Alpharetta, Georgia 30009. Information in this footnote is based solely on a Schedule 13D/A jointly filed by Velan Master, Avego Fund, Velan GP, Avego GP, Avego Management, Velan Capital, Velan IM GP, Mr. Morgan, Mr. Venkataraman and Mr. Kapoor on February 9, 2024.

(5)      Consists of (i) 109,038 shares held directly by Sphera Global Healthcare Master Fund, which has delegated its investment management authority to Sphera Global Healthcare Management LP (the “Management Company”) and (ii) 604,024 shares held directly by Sphera Biotech Master Fund, L.P., which has delegated its investment management authority to the Management Company. The Management Company is managed, controlled and operated by its general partner, Sphera Global Healthcare GP Ltd., the shares of which are owned 90% by Sphera Funds Management Ltd. The address of the principal business office of Sphera Funds Management Ltd., Sphera Global Healthcare GP Ltd. and the Management Company is 4 Itzak Sade, Building A, 29 Floor, Tel Aviv 6777504, Israel. Information in this footnote is based solely on a Schedule 13G/A filed jointly by Sphera Funds Management Ltd., Sphera Global Healthcare GP Ltd. and the Management Company on February 5, 2024.

(6)      On March 27, 2024, Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, Avidity Master Fund LP, David Witzke and Michael Gregory (collectively, the “Avidity Reporting Persons”) jointly filed a Schedule 13G indicating that each of the Avidity Affiliates had shared voting power, shared dispositive power and beneficial ownership of 760,000 shares. The address of the principal business office of the Avidity Reporting Persons is 2828 N Harwood Street, Suite 1220 Dallas, Texas 75201. Information in this footnote is based solely on a Schedule 13G filed jointly by the Avidity Reporting Persons on March 27, 2024.

(7)      Consists of (i) 33,118 shares held directly, and (ii) 141,078 shares issuable upon exercise of options exercisable within 60 days of March 31, 2024.

(8)      Consists of (i) 25,009 shares held directly, and (ii) 34,476 shares issuable upon exercise of options exercisable within 60 days of March 31, 2024.

(9)      Consists of (i) 2,375 shares held directly, and (ii) 5,203 shares issuable upon exercise of options exercisable within 60 days of March 31, 2024.

(10)    Consists of (i) 3,250 shares held directly, and (ii) 5,203 shares issuable upon exercise of options exercisable within 60 days of March 31, 2024.

(11)    Consists of (i) 115,901 shares held directly, and (ii) 19,819 shares issuable upon exercise of options exercisable within 60 days of March 31, 2024.

(12)    Consists of (i) 2,117 shares held directly, and (ii) 5,203 shares issuable upon exercise of options exercisable within 60 days of March 31, 2024.

(13)    Consists of (i) 4,375 shares held directly, and (ii) 3,646 shares issuable upon exercise of options exercisable within 60 days of March 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2023, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions.

Dr. Shizuru Consulting Agreement

On December 16, 2019, we entered into a consulting agreement with Judith Shizuru, M.D., Ph.D., a member of our Board and holder of more than 5% of our capital stock at the time the consulting agreement was entered into, pursuant to which Dr. Shizuru provides us with consulting and advisory services in exchange for a cash fee of $20,833 per month, or $250,000 per year.

Employment Arrangements

We have entered into employment agreements, offer letters and service agreements with certain of our executive officers and the former Chairperson of our Board. For more information regarding these agreements with our executive officers and the former Chairperson of our Board, see “Executive Compensation — Employment and Other Arrangements with Named Executive Officers.”

Annual Cash Bonus

We have established a cash incentive plan for certain of our executive officers. For a description of this plan, see “Executive Compensation — Individual Compensation Elements — Annual Cash Incentive Bonuses.”

Indemnification of Directors and Officers

Our Certificate of Incorporation contains provisions that limit the liability of our current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors and officers of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

•        any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;

•        as an officer, derivative claims brought on behalf of the corporation by a stockholder; or

•        any transaction from which the director or officer derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Certificate of Incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

We have also entered, and expect to continue to enter, into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that our Certificate of Incorporation, Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Other Transactions

We have granted stock and option awards to certain of our directors and named executive officers. For more information regarding the stock and option awards granted to our directors and named executive officers, see “Board of Directors and Corporate Governance — Non-Employee Director Compensation — Non-Employee Director Compensation Table” and “Executive Compensation — Outstanding Equity Awards as of December 31, 2023.”

We have entered into change in control agreements with certain of our executive officers pursuant to our Severance Plan that, among other things, provide for certain severance and change in control benefits. See the section titled “Executive Compensation — Employment and Other Arrangements with Named Executive Officers — Employee Severance Plan.”

Policies and Procedures for Related Party Transactions

Our Board has adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person, as defined by the Securities Act, were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Corporate Secretary at (650) 549-1400 or send a written request to: Corporate Secretary at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

2023 ANNUAL REPORT AND SEC FILINGS

Our financial statements for the year ended December 31, 2023 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are posted on our website at www.jaspertherapeutics.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, CA
April 22, 2024

APPENDIX A

Jasper Therapeutics, Inc.
2024 Equity Incentive Plan
Adopted by the Board of Directors: April 19, 2024
Approved by the Stockholders: [•], 2024

1.         General.

(a)         Plan Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b)         Available Awards.    The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; and (vi) Other Awards.

(c)         Adoption Date; Effective Date.    The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2.         Shares Subject to the Plan.

(a)         Share Reserve.    Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 2,000,000 shares, plus a number of shares of Common Stock equal to the number of Returning Shares, if any, as such shares become available from time to time.

(b)         Aggregate Incentive Stock Option Limit.    Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 2,000,000 shares.

(c)         Share Reserve Operation.

(i)         Limit Applies to Common Stock Issued Pursuant to Awards.    For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii)        Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve.    The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, and (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock). For the avoidance of doubt, with respect to the exercise of a SAR, all of the shares covered by the exercise shall count towards reducing the number of shares available for issuance under the Plan (as compared to only shares of Common Stock which are issued upon settlement of the SAR).

(iii)       Reversion of Previously Issued Shares of Common Stock to Share Reserve.    Any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares will be added back to the Share Reserve and again become available for issuance under the Plan.

(iv)Actions that Shall Not Result in a Return of Shares of Common Stock to Share Reserve.    For the avoidance of doubt, the following shall not result in shares being added back to the Share Reserve: (w) shares tendered by a Participant or withheld by the Company to cover the exercise price of an option; (x) shares tendered by a Participant or withheld by the Company to satisfy applicable tax withholding obligations; (y) shares retained by the Company in respect of the exercise of a stock-settled SAR (consistent with the last sentence of the foregoing clause (c)(ii)); and (z) shares that have been repurchased by the Company using stock option exercise proceeds.

3.         Eligibility and Limitations.

(a)         Eligible Award Recipients.    Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b)         Specific Award Limitations.

(i)         Limitations on Incentive Stock Option Recipients.    Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)        Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

(iii)       Limitations on Incentive Stock Options Granted to Ten Percent Stockholders.    A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)       Limitations on Nonstatutory Stock Options and SARs.    Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A or unless such Awards otherwise comply with the distribution requirements of Section 409A or is not subject to Section 409A.

(c)         Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d)         Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid, as applicable, in each case following the Effective Date, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,500,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

(e)Minimum Vesting.    All Awards, and all portions of Awards, shall be subject to a vesting schedule that provides that the Award shall not vest with respect to any of the covered shares of Common Stock prior to the one year anniversary of the date of grant of the Award (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service); provided, however, that (i) Awards with respect to 5% of the aggregate number of shares subject to the Share Reserve may be granted under the Plan to any one or more Participants (other than Officers) without respect to such minimum vesting provisions, (ii) vesting of any Award may accelerate pursuant to Section 6(c)(ii), and (iii) Awards that vest on the earlier of the one-year anniversary of the date on which the Award was granted and the next annual meeting of stockholders (so long as such next annual meeting of stockholders is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) may be granted to Non-Employee Directors without respect to such minimum vesting provisions.

4.         Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated or if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Award Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)         Term.    Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)         Exercise or Strike Price.    Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)         Exercise Procedure and Payment of Exercise Price for Options.    In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Award Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Award Agreement:

(i)         by cash or check, bank draft or money order payable to the Company;

(ii)        pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)       by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)       if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v)        in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)         Exercise Procedure and Payment of Appreciation Distribution for SARs.    In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the Award Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the Award Agreement.

(e)         Transferability.    Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)         Restrictions on Transfer.    An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)        Domestic Relations Orders.    Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)          Vesting.    The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board and vesting conditions may include achievement of one or more Performance Goals. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)         Termination of Continuous Service for Cause.    Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award. If a Participant is suspended pending investigation of whether his or her Continuous Service shall be terminated for Cause, the Participant’s rights to exercise an Option or SAR shall be suspended during the investigation period.

(h)         Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause.    Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)         Three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)        1 year following the date of such termination if such termination is due to the Participant’s Disability; or

(iii)       18 months following the date of such termination if such termination is due to the Participant’s death (or if the Participant’s death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) above)).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i)          Restrictions on Exercise; Extension of Exercisability.    A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy or (iii) the Board has suspended exercisability under Section 7(b), then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j)          Non-Exempt Employees.    No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a corporate transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement between the Employee and the Company or one of its Affiliates or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)         Whole Shares.    Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

(l)          Rights as a Stockholder.    Dividends and dividend equivalents may not be paid or credited to Options or SARs, and a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option or SAR until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 4(c) or 4(d), as applicable.

5.         Awards Other Than Options and Stock Appreciation Rights.

(a)         Restricted Stock Awards and RSU Awards.    Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)         Form of Award.

(1)         RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)         RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii)        Consideration.

(1)         RSA:    A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(2)         RSU:    Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)       Vesting.    The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board, which may include achievement of one or more Performance Goals. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)       Termination of Continuous Service.    Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award; provided, however, that if the Company has a contingent contractual obligation to provide for accelerated vesting of a Participant’s Restricted Stock Award or RSU Award after termination of the Participant’s Continuous Service, the unvested portion of such Award subject to potential acceleration shall remain outstanding until the maximum contractual time for determining whether such contingency will occur, and terminate at such time if the contingency has not then occurred.

(v)        Dividends and Dividend Equivalents.    Dividends or dividend equivalents may not be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award; provided, however, that after shares of Common Stock, if any, are issued in settlement of a vested RSU Award, and after shares of Common Stock subject to a Restricted Stock Award vest, the holder of such Awards shall have full rights as a stockholder with respect to such shares of Common Stock, including, for the avoidance, the right to receive dividends, if any, with respect thereto.

(vi)       Settlement of RSU Awards.    A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award in a manner intended to comply with Section 409A, as applicable.

(b)         Other Awards.    Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards. However, in no event shall dividends or dividend equivalents be paid or credited in respect of Other Awards, and Other Awards shall not provide for rights with respect to dividends or dividend equivalents in respect of a different Award.

6.         Adjustments Upon Changes in Common Stock; Other Corporate Events.

(a)         Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan, (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)         Dissolution or Liquidation.    Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)         Change in Control.    All Awards outstanding on the effective date of a Change in Control shall be treated in the manner described in the definitive agreement evidencing the Change in Control (or, in the event that the Change in Control is not effected pursuant to a definitive agreement to which the Company is party, in the manner determined by the Board, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, without limiting the prior sentence, the treatment specified in the transaction agreement or by the Board may include (without limitation) one or more of the following with respect to each outstanding Award:

(i)         Awards May Be Assumed.    In the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)        Awards Held by Current Participants.    In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Change in Control). With respect to the vesting of Awards with performance-based vesting that will accelerate upon the occurrence of a Change in Control pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Awards will accelerate at 100% of the target level upon the occurrence of the Change in Control. With respect to the vesting of Awards that will accelerate upon the occurrence of a Change in Control pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Change in Control or such later date as required to comply with Section 409A.

(iii)       Awards Held by Persons other than Current Participants.    In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.

(iv)       Payment for Awards in Lieu of Exercise.    Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Change in Control, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise; for clarity, an Award may be cancelled without payment of any consideration if the value of such property is equal to or less than the exercise price.

(d)         Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)         No Restriction on Right to Undertake Transactions.    The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.         Administration.

(a)         Administration by Board.    The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)         Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)         To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award (and whether and to what degree any applicable Performance Goals have been attained); (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Award with performance-based vesting that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii)        To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)       To settle all controversies regarding the Plan and Awards granted under it.

(iv)       To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)        To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience or in connection with any other event pursuant to which the Board determines prohibition of exercise is necessary or reasonable.

(vi)       To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)      To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)     To submit any amendment to the Plan for stockholder approval.

(ix)       To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, (1) the Board shall not, without stockholder approval, reduce the exercise or strike price of an Option or SAR (other than in connection with a Capitalization Adjustment) and, at any time when the exercise or strike price of an Option or SAR is above the Fair Market Value of a share of Common Stock, the Board shall not, without stockholder approval, cancel and re-grant or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash, and (2) a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

(x)        Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)       To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

(c)         Delegation to Committee.

(i)         General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)        Rule 16b-3 Compliance.    To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and, thereafter, any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)         Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)         Delegation to an Officer.    The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation of authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8.         Tax Withholding

(a)         Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)         Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board or (vi) by such other method as may be set forth in the Award Agreement.

(c)         No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.

(d)         Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.         Miscellaneous.

(a)         Source of Shares; Fractional Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise. No fractional shares of Common Stock will be issued or delivered pursuant to this Plan or any Award. The Board or the Committee may determine whether cash, other Awards or other securities or property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

(b)         Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c)         Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)         Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e)         No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f)          Change in Time Commitment.    In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law and without the affected Participant’s consent, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)         Execution of Additional Documents.    As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h)         Electronic Delivery and Participation.    Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)          Clawback/Recovery.    All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)          Securities Law Compliance.    A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k)         Transfer or Assignment of Awards; Issued Shares.    Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock Awards and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l)          Effect on Other Employee Benefit Plans.    The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m)        Deferrals.    To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n)         Section 409A.    Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o)         Choice of Law.    This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

(p)         Data Privacy.    As a condition of receipt of any Award, each Participant explicitly and unambiguously acknowledges that the Company and its Affiliates will process certain personal information about the Participant in accordance with the provisions of the Company’s privacy notice, a copy of which can be obtained by the Participant by contacting his or her local human resources representative. Such personal information may include, but is not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, and details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. In certain jurisdictions, the Participant’s consent is required in order for the parties to process Participant’s personal information for the purpose of implementing, administering and managing Participant’s participation in the Plan pursuant to and in accordance with his or her Award Agreement. Where such consent is required and without limiting any other specific consent provided by the Participant, including in any consent provided in a separate document, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described herein and any other applicable Award grant materials by and among, as applicable, the Company or any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company from time-to-time (the “Designated Broker”), which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes (where such authorization is required) the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or, where applicable, refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that where his or her consent is required by applicable law, he or she is providing the consents on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her status as an Employee, Consultant or Director and career with the Company and its Affiliates will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

10.       Covenants of the Company.

(a)Compliance with Law.    The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.       Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12.       Termination of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

13.       Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)         “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(b)         “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)         “Applicable Law” means the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as The Nasdaq Stock Market LLC, the New York Stock Exchange or the Financial Industry Regulatory Authority, Inc.).

(d)         “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR or any Other Award).

(e)         “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(f)          “Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(g)         “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)         “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company or members of the Board and by the Company’s Chief Executive Officer or his or her designee with respect to all other Participants. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i)         any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)        there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)       the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)       there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, at least 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)        during any period of 12 consecutive months, individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board and that no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest, shall be considered to be a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(j)          “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)         “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(l)          “Common Stock” means the common stock of the Company.

(m)        “Company” means Jasper Therapeutics, Inc., a Delaware corporation, and any successor corporation thereto.

(n)         “Compensation Committee” means the Compensation Committee of the Board.

(o)         “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Registration Statement on Form S-8 under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(p)         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(q)         “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(r)         “Director” means a member of the Board.

(s)          “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity after accounting for reasonable accommodations (if applicable and required by Applicable Law) by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t)          “Effective Date” means the date on which the Company’s stockholders approve the adoption of the Plan.

(u)         “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v)         “Employer” means the Company or the Affiliate that employs the Participant.

(w)        “Entity” means a corporation, partnership, limited liability company or other entity.

(x)         “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y)         “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(z)         “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)         if the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable;

(ii)        if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists; or

(iii)       in the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(aa)       “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including The Nasdaq Stock Market LLC, the New York Stock Exchange, and the Financial Industry Regulatory Authority, Inc.).

(bb)       “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(cc)         “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(dd)       “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(ee)        “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ff)         “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(gg)       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(hh)       “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ii)         “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award or RSU Award.

(jj)         “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(kk)       “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ll)         “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(mm)     “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; pre-clinical development related compound goals; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(nn)       “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(oo)       “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp)       “Plan” means this Jasper Therapeutics, Inc. 2024 Equity Incentive Plan, as amended from time to time.

(qq)       “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(rr)        “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(ss)        “Prior Plan” means the Company’s 2021 Equity Incentive Plan.

(tt)         “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5(a).

(uu)       “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(vv)       “Returning Shares” means shares of Common Stock subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) are not issued because such stock award or any portion thereof is settled in cash; or (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ww)     “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(xx)       “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(yy)       “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(zz)        “Rule 405” means Rule 405 promulgated under the Securities Act.

(aaa)     “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(bbb)     “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(ccc)      “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ddd)     “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(eee)      “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(fff)        “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ggg)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(hhh)     “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

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APPENDIX B

Jasper Therapeutics, Inc.
2024 Employee Stock Purchase Plan
Adopted by the Board Of Directors: April 19, 2024
Approved by the Stockholders: [•], 2024

1.         General; Purpose.

(a)         The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

(b)         The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

(c)         The Company, by means of the Plan, seeks to retain the services of such Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.         Administration.

(a)         The Board or, to the extent set forth in Section 2(c), the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.

(b)         The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)         To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)        To designate from time to time (A) which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, or (C) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii)       To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)      To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)        To suspend or terminate the Plan at any time as provided in Section 12.

(vi)       To amend the Plan at any time as provided in Section 12.

(vii)      Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

(viii)     To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Corporation, do not have to comply with the requirements of Section 423 of the Code.

(c)         The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee or either of them have delegated authority to other persons or groups of persons, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)         All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.         Shares of Common Stock Subject to the Plan.

(a)         Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,000,000 shares of Common Stock. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) (after accounting for any adjustment that complies with Section 423 of the Code) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

(b)         If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)         The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.         Grant of Purchase Rights; Offering.

(a)         The Board may, from time to time, grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)         If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)         The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.         Eligibility.

(a)         Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years with respect to the 423 Component. In addition, the Board may (unless prohibited by Applicable Law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.

(b)         The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)         the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)        the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)       the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)         With respect to the 423 Component, no Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock that such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)         With respect to the 423 Component, as specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)         Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

(f)          Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

6.         Purchase Rights; Purchase Price.

(a)         On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 25% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)         The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)         In connection with each Offering made under the Plan, no Eligible Employee may purchase more than 2,000 shares of Common Stock on any Purchase Date; provided, however, the Board may (i) revise the foregoing limit for any Offering, (ii) determine a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) determine a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering; provided, further, however, that to the extent any of the foregoing adjustments or determinations result in an increase in an applicable limit, such increase shall be effective starting with the subsequent Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)         The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)         an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)        an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.         Participation; Withdrawal; Termination.

(a)         An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or a Company Designee, within the time specified in the Offering, an enrollment form provided by the Company or Company Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.

(b)         During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that

Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)         Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by Applicable Law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(d)         Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(e)         During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f)          Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8.         Exercise of Purchase Rights.

(a)         On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)         Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).

(c)         No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

9.         Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission, agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.       Designation of Beneficiary.

(a)         The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)         If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.       Adjustments Upon Changes in Common Stock; Corporate Transactions.

(a)         In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)         In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then (A) the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase, or (B) the Board, in its discretion, may terminate any outstanding Offerings, cancel the outstanding Purchase Rights and refund the Participants’ accumulated Contributions.

12.       Amendment, Termination or Suspension of the Plan.

(a)         The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

(b)         The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)         Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.       Tax Qualification; Tax Withholding.

(a)         Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b)         Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

14.       Effective Date of Plan.

The Plan will become effective on the date on which the Company’s stockholders approve the adoption of the Plan. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.       Miscellaneous Provisions.

(a)         Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)         A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)         The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.

(d)         The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e)         If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)          If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

16.       Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)         “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b)         “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination, a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)         “Applicable Law” means the Code and any applicable U.S. or non-U.S. securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as The Nasdaq Stock Market LLC, the New York Stock Exchange or the Financial Industry Regulatory Authority, Inc.).

(d)         “Board” means the board of directors of the Company.

(e)         “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)          “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g)         “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(h)         “Common Stock” means the common stock of the Company.

(i)          “Company” means Jasper Therapeutics, Inc., a Delaware corporation.

(j)          “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(k)         “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)         a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii)        a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)       a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)       a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)          “Designated 423 Corporation” means any Related Corporation selected by the Board to participate in the 423 Component.

(m)        “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.

(n)         “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board to participate in the Non-423 Component.

(o)         “Director” means a member of the Board.

(p)         “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(q)         “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation, or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(r)         “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(s)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(t)          “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)         If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)        In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Section 409A of the Code.

(u)         “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including The Nasdaq Stock Market LLC, the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc.).

(v)         “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(w)        “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(x)         “Offering Date” means a date selected by the Board for an Offering to commence.

(y)         “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(z)         “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(aa)       “Plan” means this Jasper Therapeutics, Inc. 2024 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

(bb)       “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(cc)        “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(dd)       “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)        “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ff)         “Securities Act” means the U.S. Securities Act of 1933, as amended.

(gg)       “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(hh)       “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Jasper Therapeutics, Inc. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 5, 2024. IN-TERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/ JasperTherapeutics/2024 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. 1. Election of Class III directors to serve until the 2027 annual meeting of stockholders: Nominees: (1) Ronald Martell (2) Christian W. Nolet FOR all Nominees listed to the left WITH-HOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered pub-lic accounting firm for the fiscal year ending December 31, 2024. FOR AGAINST ABSTAIN 3. To approve our 2024 Equity Incentive Plan. FOR AGAINST ABSTAIN 4. To approve our 2024 Employee Stock Purchase Plan. FOR AGAINST ABSTAIN Note: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. CON-TROL NUMBER Signature Signature, if held jointly Date2024. Note: Please sign exactly as name appears here-on. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Thursday, June 6, 2024 at 10:00 a.m. Pacific Time To view the 2024 Proxy Statement and the 2024 Annual Report and to attend the Annual Meeting, please go to: https://www.cstproxy.com/JasperTherapeutics/2024 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JASPER THERAPEUTICS, INC. 188043 Jasper Therapeutics, Inc. Proxy Card Rev1 Back The undersigned appoints Ronald Martell and Herb Cross, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of voting common stock of Jasper Therapeutics, Inc. held of record by the undersigned at the close of business on April 11, 2024 at the Annual Meeting of Stockholders of Jasper Therapeutics, Inc. to be held virtually at https://cstproxy.com/JasperTherapeutics/2024 on Thursday, June 6, 2024 at 10:00 a.m. Pacific Time, or at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE TWO NOMINEES TO THE BOARD OF DIRECTORS, “FOR” PROPOSALS 2, 3 AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. (Continued and to be marked, dated and signed on reverse side)